SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

TENNANT COMPANY
(Name of the Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Tennant Company
701 N. Lilac Drive
Minneapolis, Minnesota 55422

March 10, 2014

Dear Shareholder,

I am pleased to invite you to join me, our Board of Directors and senior management team at the 2014 Annual Meeting of Shareholders of Tennant Company to be held on Wednesday, April 23, at 10:30 a.m. (CDT) at the Golden Valley Country Club in Golden Valley, Minnesota.
The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. We have elected, where possible, to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet reduces the environmental impact of our Annual Meeting without limiting our shareholders’ access to important information about Tennant.
While I hope you can join me in Golden Valley, whether or not you plan on attending the meeting in person, it is important that your shares be represented and voted at the meeting. We encourage you to read the Proxy Statement and vote your shares, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet as promptly as possible, or you may request a paper proxy card, which will include a reply envelope, to submit your vote by mail and instructions for voting by telephone.
We appreciate your continued confidence in Tennant and look forward to seeing you at the meeting.

Sincerely,

H. Chris Killingstad
President and Chief Executive Officer

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	10:30 a.m. Central Daylight Time Wednesday, April 23, 2014

Place:	Golden Valley Country Club 7001 Golden Valley Road Golden Valley, Minnesota 55427

Items of Business:	(1) Elect four directors to a three-year term;

(2) Ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2014; and

(3) Advisory approval of executive compensation.

Who May Vote:	You may vote if you were a shareholder of record as of the close of business on February 24, 2014.

Proxy Voting:
It is important that your shares are voted, whether or not you attend the meeting. Please vote your shares, as instructed in the Notice of Internet Availability of Proxy Materials, by voting over the Internet as promptly as possible. You may also follow the instructions on the Notice of Internet Availability of Proxy Materials to request a paper proxy card, which will include a reply envelope, to submit your vote by mail and instructions for voting by telephone. Your prompt response will help reduce solicitation costs incurred by us.

March 10, 2014	Heidi M. Wilson, Secretary

TENNANT COMPANY PROXY STATEMENT
Why did I receive a Notice of Internet Availability of Proxy Materials?
Tennant Company (“we,” “us,” “our,” “the Company”), on behalf of our Board of Directors (“Board”), is supplying this Proxy Statement in order to obtain your Proxy vote in connection with the Annual Meeting of Shareholders.
The Annual Meeting will be held at the Golden Valley Country Club, 7001 Golden Valley Road, Golden Valley, Minnesota, on Wednesday, April 23, 2014, at 10:30 a.m. Central Daylight Time.
The Notice of Internet Availability of Proxy Materials is being mailed to shareholders on or about March 10, 2014.
How do I access the proxy materials?
Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies to our shareholders.
If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote, on the Internet.
If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.
What is a Proxy?
The Proxy serves as a ballot for elections to our Board, as well as listing information about any other items to be discussed and voted on at the Annual Meeting. It allows an authorized agent to act on your behalf in the event you do not attend the Annual Meeting in person.

Who is entitled to vote?
You may vote if you owned shares of our Common Stock as of the close of business on February 24, 2014. As of February 24, 2014, there were 18,493,451 shares of Common Stock outstanding, each entitled to one vote.
How do I vote?
You may vote in one of four ways:
1.    By Internet
You may access the website at www.proxyvote.com to cast your vote 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on April 22, 2014. Please have your Notice of Internet Availability of Proxy Materials or, if you have requested one, your Proxy Card, in hand and the last four digits of your social security number available to verify your identity. Follow the instructions provided to obtain your records and create an electronic ballot.
2.    By Phone
Request a Proxy Card from us by following the instructions on your Notice of Internet Availability of Proxy Materials. Then you may call 1-800-690-6903 by using any touch-tone phone, 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on April 22, 2014. Have your Proxy Card in hand when calling. You will need to provide the last four digits of your social security number to verify your identity. Follow the voice prompts to cast your vote.
3.    By Mail
Request a Proxy Card from us by following the instructions on your Notice of Internet Availability of Proxy Materials. Mark, sign and date your Proxy Card and return it in the postage-paid envelope that will be provided, or return it to Tennant Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

4.    In person at the Annual Meeting
All shareholders may vote in person at the Annual Meeting. Paper ballots will be available for voting at the meeting. See below for instructions on voting in person if your shares are held through a third party.
What happens if my shares are held in an account at a brokerage firm, bank, broker-dealer or similar organization?
If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting.
As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You should follow the instructions received from that organization to vote your shares. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.
Can my broker vote my shares on my behalf without receiving voting instructions from me?
The election of directors and the advisory approval of executive compensation will be considered proposals on which your broker does not have discretionary authority to vote. Thus, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted on these matters, your broker or other nominee will not be able to vote your shares on these matters.
Accordingly, we urge you to provide instructions to your broker or nominee so that your votes may be counted on these matters. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.
What happens if my shares are held in the Tennant Company Retirement Savings Plan?
If your shares are held in the Tennant Company Retirement Savings Plan (“Savings Plan”), your vote will be communicated to the Trustee who will vote all shares held in the Savings Plan in proportion to votes cast by all participants who submit voting instructions. Your Proxy Card includes shares you hold in the Savings Plan. To be effective, your voting instructions must be received by the Trustee by April 20, 2014.

Shares held in the Savings Plan may not be voted in person.
Can the Trustee vote my shares on my behalf without receiving voting instructions from me?
The Trustee will vote all shares held in the Savings Plan in proportion to votes cast by all participants who submit voting instructions timely. You should vote your shares by following the instructions described above and set forth on your Proxy Card.
How is my Proxy voted?
Shares represented by Proxy will be voted in the following manner:

•	As specified by the Proxy; or

•
Where a Proxy is submitted, but no specification is given, shares will be voted as the Board recommends, which is that you vote FOR each of the nominees listed in Item 1 (election of directors), FOR Item 2 (ratification of independent registered public accounting firm) and FOR Item 3 (advisory approval of executive compensation).

Why should I vote?
Your vote is important! It ensures that your ownership interests are represented even if you are unable to attend the Annual Meeting in person. A promptly voted Proxy will save us additional solicitation expense.
May I revoke my Proxy or change my vote?
Proxies may be revoked at any time before being voted at the Annual Meeting. The Proxy may be revoked or changed only by use of the following methods:

•	Sending a signed, written notice of revocation, dated later than the Proxy, to the attention of the Secretary at the Company’s address listed on page 3 of this Proxy Statement;

•	Sending a signed Proxy, dated later than the prior Proxy, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717;

•	Voting again by telephone or on the Internet prior to the Annual Meeting; or

•	Attending the Annual Meeting, revoking your Proxy and voting in person. Your attendance at the Annual Meeting will not revoke your Proxy unless you revoke your Proxy.

•	For shares held in an account at a brokerage firm, bank, broker-dealer or other similar organization, or in the Savings Plan, see restrictions described above.
How many votes are needed to hold the Annual Meeting?
The meeting can take place when holders of a majority of the outstanding shares of common stock, either in person or by Proxy, are present at the meeting. This is known as a quorum. Abstentions and broker non-votes will be counted as present when determining whether a quorum exists.
What is a broker non-vote?
Broker non-votes are shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.
How many votes are needed to elect directors?
As established by Minnesota Statute 302A.215, the affirmative vote of a plurality of outstanding shares of common stock present and entitled to vote is required to elect each director nominated. The director nominees with the most votes will be elected. If you (or a broker), either in person or by Proxy, withhold your vote or do not give authority to vote for a director, your shares will not be voted in favor of such director nominee.
How many votes are needed to ratify KPMG as the independent registered public accounting firm for our Company?
The affirmative vote of the holders of a majority of outstanding shares of common stock present and entitled to vote is required to ratify the appointment of KPMG as our independent registered public accounting firm (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares). For this purpose, a shareholder voting through a Proxy who abstains with respect to ratification of KPMG is considered to be present and entitled to vote, and is in effect a negative vote; however, broker non-votes will not be counted as votes on this matter and will have no effect.

How many votes are needed to approve the advisory approval of executive compensation?
The approval on this matter is advisory and not binding on the Company. The Company will consider shareholders to have approved our executive compensation if the number of votes cast FOR this proposal exceed the number of votes cast AGAINST it. For this purpose, a shareholder who abstains with respect to this proposal and any broker non-votes on this proposal will have no effect.
Who will pay the cost of this Proxy solicitation?
We will bear the cost of solicitation. Proxies may be solicited on our behalf by directors, officers or employees, in person or by telephone, electronic transmission and facsimile transmission. No additional compensation will be paid to such persons for such solicitation. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending Proxy materials to beneficial owners of shares.
What address should I use for correspondence with the Company?
Our principal executive office is located at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota, 55440-1452.

BOARD OF DIRECTORS INFORMATION AND QUALIFICATIONS

Director Nominees for Terms Expiring in 2014 (Class I Directors):

	CAROL S. EICHER, 55	Director Since 2008
•
Retired Business President for Coating Materials and Building and Construction for The Dow Chemical Company, a manufacturer and seller of chemicals, plastic materials, agricultural and other specialized products and services. Business President for Coating Materials and Building and Construction for Dow Chemical from September 2012 to July 2013. Business Group Vice President for Building and Construction for Dow Chemical from August 2010 to August 2012. Business Director, Performance Monomers, for Dow Chemical from April 2009 to July 2010.

•
Vice President/Global Business Director, Primary Materials and Process Chemicals, Rohm and Haas Company, a developer of solutions for the specialty materials industry acquired by Dow Chemical in 2009, from 2003 to July 2010. General Manager, Americas & Europe, Electronics, Organic Specialties, for Rohm and Haas from 2001 - 2003. Business Director, Organic Specialties, for Rohm and Haas from 2000 - 2001.

	•	Held various senior management positions with Ashland Chemical Company, a division of Ashland, Inc., from 1992 - 2000.
	•	Held various management positions with E.I. DuPont de Nemours and Company, Inc., from 1979 - 1992.
	•	Member of the Audit, Governance and Executive Committees.

Qualifications:
Ms. Eicher brings a wealth of global manufacturing, operations and merger and acquisition experience from her senior leadership positions at The Dow Chemical Company, Rohm and Haas Company, Ashland Chemical Company and E.I. DuPont de Nemours and Company, Inc. In these positions she has led expansion efforts in developing countries and can provide insights as to the issues we may face as we expand our presence in Brazil, China, the Middle East and other developing countries.

	DAVID MATHIESON, 59	Director Since 2006
	•	Principal of David Mathieson LLC, a company offering management consulting, project management and interim management, since October 2012 and from September 2010 to May 2011.
•
Executive Vice President and Chief Financial Officer for Comverge, Inc., a clean energy company providing demand management solutions in the form of peaking and base load capacity to electric utilities, grid operators and associated electricity markets, from May 2011 to October 2012.

	•	Senior Vice President and Chief Financial Officer for RSC Holdings, Inc., a provider of equipment rental services, from January 2008 to May 2010.
•
Vice President and Chief Financial Officer for Brady Corporation, an international manufacturer and marketer of identification solutions and specialty materials, from 2003 - 2007. European Finance Director for Brady Corporation from 2001 - 2003.

	•	Held various executive positions with Honeywell International, Inc., from 1981 - 2001, including Vice President and Chief Financial Officer of Honeywell Europe.
	•	Chair of the Audit Committee, member of the Governance and Executive Committees.

Qualifications:
Mr. Mathieson, a Scottish native, has extensive management experience and global financial expertise from his consulting, executive and financial roles with David Mathieson LLC, Comverge, Inc., RSC Holdings, Inc., Brady Corporation, Honeywell, Inc., and other multinational public companies. In addition, he has led global acquisition teams and implemented systematic processes to measure and enhance operational effectiveness, a skill set that has proved invaluable to us as we continue to improve profit margins and make our internal operations more scalable.

	DONAL L. MULLIGAN, 53	Director Since 2009
	•	Executive Vice President and Chief Financial Officer for General Mills, Inc., the world’s sixth largest food company, since 2007.
•
Held various executive positions with General Mills from 2001 - 2007, including Vice President Financial Operations for the International division; Vice President Financial Operations for Operations and Technology and Vice President and Treasurer.

	•	Served as Chief Financial Officer, International, for The Pillsbury Company from 1999 - 2001.
	•	Held various international positions with PepsiCo Inc. and YUM! Brands, Inc., including Regional CFO, Americas, Finance Director, Asia, and Finance Director, Canada, from 1987 - 1998.
	•	Member of the Audit, Compensation and Executive Committees.

Qualifications:
Mr. Mulligan is the Executive Vice President and Chief Financial Officer for General Mills, Inc. He was selected by the Board not only because of his financial expertise and his various senior financial and operations leadership positions at large multinational public companies, but also because of his knowledge in developing, marketing and branding innovative products, which is particularly relevant to our current business, which involves the regular introduction of new and innovative products to the market.

	STEPHEN G. SHANK, 70	Director Since 2000 Lead Director Since 2009
•
Retired Chief Executive Officer and Chair of the Board for Capella Education Company, an accredited online university offering undergraduate and graduate degree programs; current member of Board of Directors of Capella.

	•	Chair for Capella from 1993 to February 2010. CEO for Capella from 1993 to March 2009.
	•	Chairman and Chief Executive Officer for Tonka Corporation from 1979 - 1991, and General Counsel from 1974 - 1978.
	•	Practiced law at Dorsey & Whitney LLP from 1972 - 1974.
	•	Lead Director, Chair of the Compensation and Executive Committees, member of the Governance Committee.

Qualifications:
Mr. Shank has a unique background and skills that qualify him not only to be on the Board, but to serve in the role of Lead Director. He was a corporate lawyer with Dorsey & Whitney LLP, a well-recognized Minneapolis law firm, served as General Counsel and then became the CEO of Tonka Corporation, and developed and took public one of the first successful accredited online universities, Capella Education Company. He has retired as CEO and Chair of Capella but continues to serve on Capella’s board. He is able to devote considerable attention to our Company matters and brings a visionary yet disciplined approach to our business.

Directors Whose Terms Expire in 2015 (Class II Directors):

	STEVEN A. SONNENBERG, 61	Director Since 2005
	•	Executive Vice President, Emerson Electric Company, and President for Emerson Process Management, a worldwide technology and engineering company, since October 2008.
•
President for Rosemount, Inc., a business unit of Emerson Electric Company, from 2002 to October 2008. Held various positions with Rosemount and Emerson, including General Manager for Rosemount China and President for Emerson Process Management Asia Pacific, from 1992 - 2002.

	•	Member of the Compensation, Governance and Executive Committees.
Qualifications:
Mr. Sonnenberg is an expert in global sales, operations and expansion. His leadership roles with Emerson Electric Company and its various divisions have helped him acquire a specific expertise in process improvement, grounded in systems and metrics that are critical to successful, scalable growth and expansion, which applies directly to our recent process improvement and growth initiatives. His experience with global acquisitions and joint ventures is particularly valuable as we grow our global business.

	DAVID S. WICHMANN, 51	Director Since 2009
	•	President, Operations and Technology, and Chief Financial Officer for UnitedHealth Group Incorporated, a diversified health and well-being company, since January 2011.
•
Held various executive positions with UnitedHealth Group since 1998, including President, Operations and Technology, President, Commercial Market Group, President and Chief Operating Officer, UnitedHealthcare, President and Chief Executive Officer, Specialized Care Services, and Senior Vice President, Corporate Development.

	•	Partner, Arthur Andersen, from 1995 - 1998.
	•	Chief Financial Officer for Advance Machine Company from 1992 - 1994.
	•	Member of the Audit, Compensation and Executive Committees.

Qualifications:
Mr. Wichmann was selected by the Board for his global financial and operations expertise. In addition to being a seasoned senior executive with UnitedHealth Group Incorporated, he has experience across multiple businesses through his early consulting practice with Arthur Andersen and as Chief Financial Officer of a company in the same business segment as our Company. His understanding of business processes, finance, accounting and internal controls adds discipline to our growth initiatives.

Directors Whose Terms Expire in 2016 (Class III Directors):

	AZITA ARVANI, 51	Director Since 2012
•
Head of Partnering and Alliances for Nokia Solutions and Networks (formerly known as Nokia Siemens Networks), a mobile broadband company, since September 2012. Head of Innovation Strategy for Nokia Siemens from September 2011 to August 2012.

	•	Principal and Founder of Arvani Group Inc., a boutique business consulting firm specializing in the mobile and wireless industry, from 2002 - 2011.
	•	Vice President, Business Development and Strategy, for ActiveSky, provider of an online mobile multimedia application development and distribution platform, from 2000 - 2001.
	•	Held various senior technical and business positions, including Director, Corporate Business Strategy, for Xerox Corporation, a business process and document management company, from 1996 - 2000.
	•	Member of the Governance and Executive Committees.

Qualifications:
Ms. Arvani, through her work with Nokia Solutions and Networks, brings extensive experience in disruptive technologies. As a consultant and executive leader, she has helped a diverse set of companies develop and commercialize game-changing technologies which contributes significant value as we evolve our Orbio® water-based and other sustainable cleaning technologies.

	WILLIAM F. AUSTEN, 55	Director Since 2007
•
Executive Vice President and Chief Operating Officer for Bemis Company, Inc., the largest flexible packaging company in the Americas and a major international manufacturer of pressure-sensitive materials used for labels, decoration and signage, since November 2013. Group President for Bemis from May 2012 to October 2013. Vice President, Operations, for Bemis from 2004 to April 2012.

	•	President and Chief Executive Officer for Morgan Adhesives Company from 2000 - 2004.
	•	Held various positions with General Electric Company from 1980 - 2000, culminating in General Manager, Switch Gear Business.
	•	Member of the Audit, Compensation and Executive Committees.

Qualifications:
Mr. Austen brings a broad strategic perspective as one of the top leaders at Bemis Company where he serves as Executive Vice President and Chief Operating Officer. He is a talented leader in global manufacturing and operations with experience in global mergers, acquisitions and business integration. This experience is relevant to our business due to our international operations and growth through acquisitions.

	JAMES T. HALE, 73	Director Since 2001
	•	Corporate Governance Consultant since 2004.
	•	Executive Vice President, General Counsel and Corporate Secretary for Target Corporation from 2000 - 2004. Senior Vice President, General Counsel and Corporate Secretary for Target from 1981 - 2000.
	•	Held various Vice President positions with General Mills, Inc., from 1979 - 1981.
	•	Practiced law at Faegre & Benson LLP (predecessor to Faegre Baker Daniels, LLP) from 1966 - 1979.
	•	Chair of the Governance Committee, member of the Compensation and Executive Committees.

Qualifications:
Mr. Hale, a corporate governance expert and the former General Counsel and Executive Vice President of Target Corporation, has significant experience working with public company corporate governance. As part of his past legal experience in private practice and in-house at General Mills, Inc. and Target Corporation, he also acquired significant experience with mergers and acquisitions.

	H. CHRIS KILLINGSTAD, 58	Director Since 2005
	•	President and Chief Executive Officer for Tennant Company since 2005.
	•	Vice President, North America, for Tennant from 2002 - 2005.
	•	Held various senior management positions with The Pillsbury Company, including Senior Vice President and General Manager, from 1990 - 2002.
	•	International Business Development Manager for PepsiCo Inc. from 1982 - 1990.
	•	Financial Manager for General Electric from 1978 - 1980.

Qualifications:
Mr. Killingstad, our President and CEO, through his work with General Electric, PepsiCo Inc. and The Pillsbury Company, as well as with the Company, has led global expansion and turnaround efforts and has developed expertise in the areas of product innovation, brand marketing and building strong leadership teams. He has also developed and grown start-up enterprises within a corporate environment, a skill that he is applying to our water-based and other sustainable cleaning technologies business expansion.

Meeting Attendance
During 2013, our Board met on four occasions. All directors attended at least 75% of Board and respective Committee meetings on which they serve.
As set forth in our Corporate Governance Principles, all members of our Board are encouraged to attend all annual meetings of shareholders. All directors attended the 2013 Annual Meeting of Shareholders.
Director Independence
Our Board uses criteria established by the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission to determine director independence. The Governance Committee reviews relevant information no less than annually to determine whether the Board members meet the applicable criteria. Our Board has determined that Mmes. Arvani and Eicher and Messrs. Austen, Hale, Mathieson, Mulligan, Shank, Sonnenberg and Wichmann are independent based on the standards referred to above.
The only relationships that exist between our directors and our Company or management are ordinary course of business commercial transactions involving the purchase of the Company’s products and product maintenance services by companies that employ certain of our directors or our purchase of products and services from companies that employ certain of our directors. These transactions were considered by our Board in determining the independence of our directors.
For 2013, the Board considered the fact that the following non-management directors are affiliated with entities that purchased goods and/or product maintenance services from us as follows: (i) Mr. Austen’s employer, Bemis Company, Inc., or its affiliates, in the approximate amount of $62,160; (ii) Ms. Eicher’s former employer, The Dow Chemical Company, or its affiliates, in the approximate amount of $132,989; (iii) Mr. Mulligan’s employer, General Mills, Inc., or its affiliates, in the approximate amount of $210,273; and (iv) Mr. Sonnenberg’s employer, Emerson Electric Company, or its affiliates, in the approximate amount of $194,022; such amounts were less than 2% of our and their respective employer’s gross revenues (which, in each case, are greater than $1 million) for the year.
Based on the relevant facts and circumstances, Ms. Eicher and Messrs. Austen, Mulligan and Sonnenberg do not have a material interest in these ordinary course of business transactions.

In addition, certain of our non-management directors are affiliated with entities that have business relationships with us where we purchase goods. The Board also considered that the Company has purchased: (i) various machine parts from subsidiaries of Bemis Company, Inc., Mr. Austen’s employer, in the approximate amount of $187,889; (ii) various machine parts from subsidiaries of Emerson Electric Company, Mr. Sonnenberg’s employer, in the approximate amount of $17,666; and (iii) vision insurance from a subsidiary of UnitedHealth Group, Mr. Wichmann’s employer, in the approximate amount of $105,582.
Based on the relevant facts and circumstances, Messrs. Austen, Sonnenberg and Wichmann do not have a material interest in these ordinary course of business commercial transactions. In addition, the amounts we paid to each of these companies in 2013 were less than 2% of the respective company’s gross revenues (which are greater than $1 million).
The Board was provided with this information and concluded that none of the relationships interfere with the independence of these directors or present a conflict of interest.
Board Leadership Structure
Our Board has four standing committees: Audit, Compensation, Governance and Executive. Each of the Board committees is comprised solely of independent directors with each committee having its own chair.
Our President and Chief Executive Officer (“CEO”), Mr. Killingstad, is a member of our Board. However, as was the case with his predecessor, he does not serve as Chair of the Board. He works closely with our Lead Director to set and approve the agenda of the Board meetings, to ensure that there is an appropriate flow of information to the Board, and to make sure that management properly and adequately addresses matters of interest to the Board.
Mr. Killingstad conducts the actual Board meetings but our Lead Director conducts the meetings of the Executive Committee of the Board, which consists of all non-management directors. Currently, the positions of Lead Director and Chair of the Executive Committee are combined.
Our Board initially appointed Stephen Shank, Chair of the Executive Committee, as Lead Director in August 2009. Our Board’s criterion for Lead Director is that he or she must be an independent director appointed by the Board and elected by a majority of the full Board.

The role of the Lead Director is to provide independent leadership to our Board, act as a liaison between the non-management directors and the Company and ensure that our Board operates independently of management.
The Lead Director is appointed for a one-year term and may serve successive terms, but our Board retains the right to remove or replace the Lead Director in its discretion. The person serving as Chair of the Executive Committee shall typically also be the Lead Director, unless our Board decides otherwise.
The principal responsibilities assigned to the Lead Director include:

•	Chairing the Board in the absence of our CEO;

•	Organizing and presiding over all executive sessions of our Board;

•	Serving as liaison between the non-management members of the Board and our CEO;

•	In concert with our CEO and other directors, setting and approving the agenda for Board meetings, including approval of schedules to assure sufficient time for discussion of all agenda items;

•	In concert with our CEO and committee chairs, ensuring the appropriate flow of information to the Board and reviewing the adequacy and timing of documentary materials provided to the Board;

•	Communicating to management as appropriate the results of private discussions among independent directors;

•	Holding one-on-one discussions with individual directors where requested by the directors or the Board;

•	Ensuring his or her availability for consultation and direct communication with major shareholders, if requested by such shareholders; and

•	Carrying out other duties as requested by our Board.
Our Board has chosen this leadership structure because it believes that it fosters good communication between management and the Board, provides strong independent leadership to oversee and challenge management and provides the optimal level of Board involvement in strategic decision making and risk oversight.

Board’s Role in Risk Oversight
General
Our Board takes an active role in risk oversight of the Company both as a full Board and through its Committees. The agendas for our Board and Committee meetings are specifically designed to include an assessment of opportunities and risks inherent in our operations, strategies and compensation plans.
Our Board meets in executive session after each regularly scheduled Board meeting to, among other things, assess the quality of the meetings and to collect feedback for our Lead Director to present to our CEO and management. Such feedback includes any requests for specific information to assist our Board in carrying out its duties, including risk oversight. We believe that the process followed by our independent directors and led by our Lead Director provides an appropriate level of Board oversight of risk.
Annual Risk Assessment Process
We conduct an annual enterprise-wide risk assessment. A formal report is delivered to our Audit Committee and to our Board each December. Risk assessment updates are provided at each regularly scheduled quarterly Audit Committee and Board meeting and more frequently if requested by a Committee, our Board or recommended by management.
The objectives for the risk assessment process include (i) facilitating the NYSE governance requirement that our Audit Committee discuss policies around risk assessment and risk management, (ii) developing and addressing a defined list of key risks to be shared with our Audit Committee, Board and management, (iii) reviewing management’s risk mitigation efforts, (iv) determining whether there are risks that require additional or higher priority mitigation efforts, (v) facilitating discussion of the risk factors to be included in Item 1A of our Annual Report on Form 10-K, and (vi) guiding the development of the next year’s audit plans.
The risk assessment process is conducted by our outsourced internal auditor and through members of an internal risk committee (“Risk Committee”) consisting of senior level staff from the legal, finance and risk departments. Together they review our enterprise risk assessment process, conduct a detailed enterprise risk assessment, communicate the results of the risk assessment, evaluate management’s past mitigation efforts, assess management’s preparedness to address the identified risks and recommend risk mitigation activities.
The process links the risk areas with our strategies, objectives and entity-level controls where senior management and global employees participate in risk identification, ranking and assessment of management preparedness to address identified risks. The risk profiles and current and future mitigating actions are discussed and refined during subsequent discussions with management.
The internal auditor surveys key department and functional leaders from all functions and geographies and then, along with members of our Risk Committee, facilitates group meetings to identify and evaluate risks and the steps being taken to mitigate the risks. Any identified risks are prioritized based on the potential exposure to the business and measured as a function of severity of impact and likelihood of occurrence.
Non-Ordinary Course Expenditure Policy
To monitor transactions that could potentially expose us to risk, our Board has a formal delegation of authority policy for non-ordinary course expenditures which specifies areas for which Board review and approval are required.
Compensation Risk Review
Annually, our Compensation Committee discusses our executive and non-executive employee compensation policies, practices and designs regarding the appropriateness of the level of enterprise risk associated with our incentive plans, including a review of the metrics and checks and balances that mitigate risks for inappropriate or fraudulent behavior which could potentially arise in connection with our plans, including our short-term and long-term incentive compensation plans and sales commission and incentive plans. Such plans are administered within a framework reviewed by our Compensation Committee.
In February 2014, management presented our Compensation Committee with its analysis of the risks associated with our compensation policies and practices and its conclusion that such policies and practices are not reasonably likely to have a material adverse effect on us, and our Compensation Committee discussed this conclusion with management.
Board Committees
As mentioned above, we have four standing committees of our Board: Audit, Compensation, Governance and Executive. Membership on these committees is limited to independent directors.

Our Board has determined that each of our committee members is free of any relationship that would interfere with their exercise of independent judgment and is an independent director within the meaning of the listing standards of the NYSE and applicable Securities and Exchange Commission regulations and, if applicable, certain Internal Revenue Code provisions.
Audit Committee
Our Audit Committee is comprised of David Mathieson (Chair), William F. Austen, Carol S. Eicher, Donal L. Mulligan and David S. Wichmann.
Our Board uses the listing standards of the NYSE to determine whether our Audit Committee members possess the requisite financial literacy to serve on the Committee. Our Board has determined that all Audit Committee members are financially literate and independent.
At least one member of our Audit Committee must have accounting or related financial management expertise as required by NYSE rules. Our Audit Committee endeavors to have at all times a member who qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.
Our Board has determined that Messrs. Mathieson, Mulligan and Wichmann, all of whom are certified public accountants with extensive experience in financial management, satisfy the requirements of an “audit committee financial expert” and that their expertise has been acquired through training and relevant experience.
Our Audit Committee operates under a written charter adopted by our Board, which was most recently amended on December 14, 2010. Our Audit Committee is required to meet no less than four times throughout the year and in 2013 met on ten occasions.
The primary functions of our Audit Committee are to oversee:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The independent registered public accounting firm’s qualifications, independence and performance;

•	The performance of our internal audit function;

•	Our system of internal controls over financial reporting;

•	Our risk assessment and management policies; and

•	Significant financial matters.

Compensation Committee
Our Compensation Committee is comprised of Stephen G. Shank (Chair), William F. Austen, James T. Hale, Donal L. Mulligan, Steven A. Sonnenberg and David S. Wichmann, all of whom meet the criteria for independence under the NYSE listing standards, Section 162(m) of the Internal Revenue Code and Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).
Our Compensation Committee operates under a written charter adopted by our Board, which was most recently amended on August 14, 2013. Our Compensation Committee is required to meet no less than two times throughout the year and in 2013 met on four occasions.
The primary functions of our Compensation Committee are to assist us in maximizing shareholder value by ensuring that executive officers are compensated in accordance with our philosophy, objectives and policies. Specifically, our Compensation Committee has established a total compensation policy that:

•	Supports our overall strategy and objectives;

•	Attracts and retains key executive officers;

•	Links total compensation to financial performance and the attainment of strategic objectives;

•	Provides competitive total compensation opportunities at a reasonable cost while enhancing short-term and long-term shareholder value creation;

•	Does not incent risk-taking behavior that would be likely to have a material adverse effect on our Company; and

•	Provides transparency consistent with good corporate governance practices.
Our Compensation Committee sets the compensation for our executive officers and evaluates their compensation against performance goals and objectives. The Committee also reviews management’s process for assessing whether incentive compensation plans for both executive and non-executive employees are likely to have a material adverse effect on our Company.
In February 2014, our Compensation Committee conducted its annual review of our incentive plans and of management’s conclusion that the plans do not pose a level of risk that could have a material adverse effect on our Company.
In addition, the Committee recommends pay levels for non-management directors including retainers and fees for approval by our full Board. Given the inherent conflict of directors setting their own pay levels, these recommendations take into consideration external market information, primarily in the form of competitive market data, received from Aon Hewitt (“Hewitt”), the Company’s independent compensation consultant.
Use of Outside Compensation Consultants
Our Compensation Committee engages outside compensation consultants to assist it in the performance of its duties.
In August of 2013, the Committee retained Hewitt to advise it on 2014 executive officer and non-management director compensation. It selected Hewitt because it has one of the world’s largest global executive compensation operations and provides executive compensation expertise in the areas of tax, regulatory compliance, corporate governance, plan design and competitive intelligence regarding compensation plans and comparative metrics. Hewitt’s services for 2014 are expected to be substantially similar to what they provided in 2013, namely (i) making recommendations regarding the form and amounts of executive officer and non-management director compensation, (ii) providing market and performance data as a backdrop to the Committee’s decisions regarding executive officer and non-management director compensation, and (iii) advising the Committee as to best practices and recent legal, governance and regulatory considerations regarding executive officer and non-management director compensation. Hewitt has performed services for our Compensation Committee since 2008.
Hewitt reports directly to our Compensation Committee and works collaboratively, as directed by the Chair of the Committee, with management. Our Compensation Committee annually evaluates Hewitt’s ability to provide independent advice and has concluded that Hewitt was independent with regard to the services it provided to the Committee in 2013 because (i) it reported directly to the Committee, (ii) the Committee could solicit advice and consultation without management’s direct involvement and (iii) all of the services performed by Hewitt in 2013 were at the request of the Committee.
In addition, our Compensation Committee assessed Hewitt’s independence pursuant to Securities and Exchange Commission rules and concluded that no conflict of interest exists that would prevent Hewitt from independently advising the Compensation Committee.
Our Compensation Committee has established a process to limit potential conflicts of interest should management desire to seek advice from the Committee’s retained outside compensation consultant for non-executive compensation matters. Specifically, the Committee determined that if management desires to use the consultant to provide any advice on non-executive compensation matters, the consultant shall contact the Chair and inform the Chair of such request for non-executive compensation services.
The Committee delegated to the Chair the authority to make a decision as to whether the service is appropriate. The Chair is required to inform the Committee of any such request or approval granted no later than at the next scheduled meeting of the Compensation Committee.
The outside consultant, no less than annually, must provide a summary to the Committee describing any non-executive compensation services provided to our Company. No such services were provided in 2013.
Additional information about the role of the compensation consultant is set forth below under “Compensation Discussion and Analysis, Compensation Determination Process.”
Governance Committee
Our Governance Committee is comprised of James T. Hale (Chair), Azita Arvani, Carol S. Eicher, David Mathieson, Stephen G. Shank and Steven A. Sonnenberg.
Our Governance Committee operates under a written charter adopted by our Board, which was last amended on February 18, 2004. Our Governance Committee does not have a required number of meetings. In 2013, our Governance Committee met on three occasions.
The primary purpose of our Governance Committee is to:

•	Assist our Board in identifying individuals qualified to become Board members;

•	Determine the composition of our Board and its Committees;

•	Lead our Board in its annual review of the Board’s performance;

•	Regularly review and, when applicable, recommend to our Board changes to our Corporate Governance Principles, Articles of Incorporation, By-Laws and Board committee charters; and

•	Assist our Board in understanding and complying with new corporate governance laws, regulations and policies affecting our Company.

Executive Committee
Our Executive Committee is comprised of Stephen G. Shank (Chair), Azita Arvani, William F. Austen, Carol S. Eicher, James T. Hale, David Mathieson, Donal L. Mulligan, Steven A. Sonnenberg and David S. Wichmann, constituting all of the independent, non-management directors. Mr. Shank, as Chair of the Executive Committee and Lead Director, presides at the Executive Committee meetings.
Our Executive Committee operates under a written charter adopted by our Board which was last amended on February 18, 2004. Our Executive Committee is to meet no less than four times throughout the year and in 2013 met on four occasions following scheduled Board meetings, which constitute executive sessions.
The primary purpose of our Executive Committee is to review such matters and take such actions as are appropriate to be reviewed or taken by the non-management directors of our Board, including the annual review of our CEO’s performance, setting our CEO’s compensation, review and approval of our management succession plan and review and assessment of the risks and opportunities inherent in our strategic decision making. In addition, our Executive Committee formulates feedback to be provided by our Lead Director to management after each meeting. Such feedback includes future agenda items, requests for additional information and other recommendations.
Board and Committee Member Nominations and Appointments
Committee Appointments
Our Board appoints members of its Committees at least annually upon recommendation of our Governance Committee after taking into account the desires, experiences and expertise of individual directors, the recommendations of our CEO and the benefits of rotating Committee membership.
Director Nomination Process
Our Governance Committee is responsible for recommending nominees for election to our Board. As required by our Corporate Governance Principles, this Committee is responsible for reviewing with our Board, on an annual basis, the requisite skills and characteristics of individual members. The Committee must also balance the composition of our Board, as a whole, with the needs of our Company.

Our Governance Committee reviews all director nominees and recommends to our Board those persons whose attributes it believes are most beneficial to our Company.
The Committee’s assessment of each director nominee takes into consideration the needs of our Board, the ability to effectively represent the shareholders and stakeholders generally, as well as the following attributes:

•Experience	•Skills
•Diversity	•Competence
•Integrity	•Dedication
Our Board does not have a written policy with regard to the consideration of diversity in identifying director nominees; however, as indicated above, diversity is one of the factors that our Board takes into consideration when assessing director nominees. In that regard, our Board defines “diversity” broadly to include race, gender, national origin, functional experience, geographic representation and personal skills and attributes.
Our Board looks for candidates who have public company experience, have a history of demonstrating strong and ethical leadership, are sufficiently senior and adept at understanding and evaluating strategic, financial and operational risks and have the expertise to create a well-rounded board.
Our Board has sought to identify, appoint and nominate for shareholder approval candidates with expertise in global expansion, global sales and marketing, mergers and acquisitions, manufacturing and operations, process improvement, financial expertise, executive compensation and change management, corporate governance and, most recently, experience in disruptive technologies.
The Committee also considers our Corporate Governance Principles, which include the following factors when considering director nominees:

•The size of our Board	•Other board service
•Directors with job changes	•Retirement
•Director terms	•Independence matters
Once a recommendation is made by our Governance Committee, it is reviewed by our full Board. In making its decision to nominate directors, our Board considers all of the above factors.

Shareholder Nominations
Our Governance Committee will consider director candidates recommended by shareholders. Shareholder recommendations must be accompanied by a sufficiently detailed description of the candidate’s background and qualifications.
The Committee will evaluate the candidate using the same aforementioned criteria. To recommend a qualified candidate, shareholders should write to the Chair of the Governance Committee at our principal executive office listed below.
If a shareholder wishes to nominate a director other than a person nominated by our Board of Directors, under our Restated Articles of Incorporation a shareholder of record must submit to our secretary a written request that a person’s name be placed in nomination. This request must be received not less than 75 days prior to the date fixed for the meeting, along with the written consent of the proposed nominee to serve as a director.
Communication with the Board of Directors
All interested parties, including shareholders, may communicate with the independent members of our Board by writing to our Lead Director at:
ATTN: General Counsel, Mail Drop #29
Tennant Company
701 North Lilac Drive
P. O. Box 1452
Minneapolis, MN 55440-1452
All of the communications will be delivered to our General Counsel who will forward communications to our Lead Director to address the matter.
Committee Charters and Other Governance Documents
All four standing Committee Charters, as well as other governance documents including our Corporate Principles and Business Ethics Guide, are available online by following these instructions:

•	Go to our website at www.tennantco.com

•	Click on “Company”

•	Click on “Investors”

•	Click on “Corporate Governance”

•	Click on “Charters and Principles”

Director Compensation for 2013
Since the Board Year (the period between annual shareholders’ meetings) commencing with the 2013 annual shareholders’ meeting, our non-management directors received the following compensation for their services: (i) an annual $10,000 cash stipend to our Lead Director/Chair of our Executive Committee and Chairs of our Audit and Compensation Committees; (ii) an annual $5,000 cash stipend to the Chair of our Governance Committee; (iii) an annual retainer of $40,000; (iv) meeting fees of $1,500 per Board and Committee meeting; (v) an annual grant of restricted shares with a fair market value of $45,000 as of the grant date; and (vi) an annual grant of stock options with a fair market value of $45,000 as of the grant date.
Fees earned may be paid in cash or elected to be deferred under the Tennant Company Executive Non-Qualified Deferred Compensation Plan. For additional information on this plan, see the Non-Qualified Deferred Compensation discussion under “Compensation Discussion and Analysis, Compensation Elements, Other Plans, Agreements and Special Payments, Non-Qualified Deferred Compensation.”
With the exception of meeting fees, all other compensation paid to our directors who join the Board between annual shareholder meetings is pro-rated for partial years of Board service.
This non-management director compensation package is reviewed periodically by our Compensation Committee and our Board using external data derived from the outside compensation consultant’s review of proxy and survey data from the same sources as used in the executive compensation determination process. See “Compensation Discussion and Analysis, Compensation Determination Process.”
Our Board has adopted a stock ownership goal for non-management directors of five times their annual cash retainer paid by our Company, to be attained within five years from the date of election to our Board. Progress toward these ownership grants is measured once each year at the time of the February Board meeting.
Ownership levels are calculated by adding (i) the value of the shares held directly by the director, (ii) the estimated after-tax value of restricted shares and (iii) the potential gains from vested and unvested options, as of the close of market on December 31 of the year immediately preceding the year of calculation. Directors who have served on our Board for five years or more have achieved their goals. Newer Board members are on pace for achieving their ownership targets within the five-year period.
Director Compensation for 2014
No changes to the value of the non-management director compensation package are expected to be made for 2014.

The table below summarizes compensation paid to each person who served as a non-management director during fiscal 2013:
DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Total ($)
Azita Arvani	50,500	45,006	44,809	140,315
William F. Austen	65,500	45,006	44,809	155,315
Carol S. Eicher	65,500	45,006	44,809	155,315
James T. Hale	61,500	45,006	44,809	151,315
David Mathieson	75,500	45,006	44,809	165,315
Donal L. Mulligan	62,500	45,006	44,809	152,315
Stephen G. Shank	76,500	45,006	44,809	166,315
Steven A. Sonnenberg	55,000	45,006	44,809	144,815
David S. Wichmann	67,000	45,006	44,809	156,815
____________________

(1)	Includes annual retainer, meeting fees and fees to committee chairs paid in cash, even if any amounts were deferred.

(2)
The valuation of stock and option awards is calculated using the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718. See Footnote 15 - “Share-Based Compensation” to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013, for the assumptions used in such valuation.

(3)	The table below shows the aggregate number of stock awards and option awards held by each person as of December 31, 2013.

OUTSTANDING STOCK AND OPTION AWARDS

Name	Outstanding Shares (#)	Outstanding Options (#)
Azita Arvani	1,645	3,731
William F. Austen	8,477	15,295
Carol S. Eicher	6,196	12,254
James T. Hale	16,424	16,857
David Mathieson	8,908	15,871
Donal L. Mulligan	4,195	9,586
Stephen G. Shank	17,080	18,857
Steven A. Sonnenberg	10,390	18,341
David S. Wichmann	4,687	10,242

ITEM 1 - ELECTION OF DIRECTORS
Our Restated Articles of Incorporation state that directors are elected for staggered three-year terms, with approximately one-third of the directors elected each year.
At the Annual Meeting, four directors are to be elected. If elected, each will serve a three-year term to expire at the time of the Annual Meeting in 2017 and, in each case, until their successors are elected and have qualified. Each nominee has expressed his or her willingness to serve. In the event that any of the nominees is not a candidate at the Annual Meeting, it is the intention of the named Proxies on the Proxy Card to vote in favor of the remaining named nominees and to vote for a substitute nominee selected by our Governance Committee.
Our Board, upon recommendation of our Governance Committee, has designated Carol S. Eicher, David Mathieson, Donal L. Mulligan and Stephen G. Shank as nominees for election at the 2014 Annual Meeting to serve a three-year term expiring in 2017.
Our Board of Directors, upon recommendation of our Governance Committee, recommends a vote FOR each of the director nominees.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM INFORMATION
Fees Paid to Independent Registered Public Accounting Firm
The following table represents fees for professional services rendered by KPMG for the audit of our annual consolidated financial statements, certain audit-related services, tax services and all other fees paid to KPMG for the years ended December 31, 2013 and 2012:

Description of Fees	2013 Amount	2012 Amount
Audit Fees(1)	$1,019,588	$1,094,606
Audit-Related Fees	—	—
Tax Fees(2)	490,443	458,059
All Other Fees(3)	—	6,608
Total	$1,510,031	$1,559,273
____________________

(1)
Audit Fees for 2013 and 2012 include professional services rendered in connection with the audit of our consolidated financial statements, including quarterly reviews, statutory audits of certain of our international subsidiaries and the audit of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Tax Fees for 2013 and 2012 consisted primarily of international tax compliance and consulting services.

(3)	All Other Fees for 2012 consisted of review of the Company’s shelf registration statement and miscellaneous international services.
Our Audit Committee has adopted a Pre-Approval Policy for Non-Audit Services, which appears on our website as an exhibit to the Audit Committee charter. All audit-related, tax and other non-audit services were performed in compliance with the Pre-Approval Policy. Our Audit Committee has determined that the provision of the above non-audit services was compatible with maintaining the independence of our independent registered public accounting firm.
Audit Committee Report
Our Audit Committee’s meetings are designed to facilitate and encourage private communication between the Committee and our independent registered public accounting firm, KPMG. In addition, the Committee complied with its charter responsibilities and reviewed and discussed the audited consolidated financial statements with management. Our Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards.
Our independent registered public accounting firm also provided to the Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding independence, and the Committee discussed with our independent registered public accounting firm the firm’s independence.
Based upon the Committee’s discussion with management and our independent registered public accounting firm and the Committee’s review of audited consolidated financial statements and the report of our independent registered public accounting firm to the Committee, the Committee recommended that our Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission.
Members of our Audit Committee
David Mathieson (Chair)    William F. Austen    Carol S. Eicher
Donal L. Mulligan     David S. Wichmann

ITEM 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At the Annual Meeting, the shareholders will vote on the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2014.
KPMG is an independent registered public accounting firm that has audited our accounts annually since 1954. We have been advised that a representative of the firm will attend the Annual Meeting. The representative will be available to respond to appropriate questions and will be given the opportunity to make a statement if the firm so desires.
Our Board of Directors, upon recommendation of our Audit Committee, recommends a vote FOR ratification of KPMG LLP as our independent registered public accounting firm.

EXECUTIVE COMPENSATION INFORMATION
Compensation Discussion and Analysis
The Compensation Committee of our Board (the “Committee”) administers and makes decisions regarding our executive compensation and benefit programs. The following discussion should be read in conjunction with the Summary Compensation Table and related tables and footnote disclosure setting forth the compensation of our CEO and other executive officers named in the Summary Compensation Table (the “Named Executives”).
Overview of 2013 Performance
We had solid performance in 2013 despite continued global economic challenges. We saw solid sales performance in the Americas that contributed to year-over-year improvements in each of our key performance measures outlined below. However, despite such solid performance, the Company failed to meet certain of its target performance goals resulting in lower short-term incentive payouts to its Named Executives as more fully described below. See also our Annual Report on Form 10-K for the year ended December 31, 2013, for more details on our 2013 financial performance.

Performance Measure	2011	2012	2013	Change (2013 vs. 2012)
Incentive Operating Profit in dollars*	$53,900,000(1)	$62,700,000(2)	$65,400,000(3)	4.3% improvement
Net sales	$754,000,000	$739,000,000	$752,000,000	1.8% increase
Incentive Operating Profit as a percentage of net sales*	7.1%	8.5%	8.7%	20 basis point improvement
Adjusted EPS**(4)	$1.95	$2.08	$2.26	8.7% improvement
EPS (GAAP)	$1.69	$2.18	$2.14	1.8% decline
Incentive Return On Invested Capital**	27.4% (1)	29.4% (2)	30.5%(3)	110 basis point improvement

*Incentive Operating Profit in dollars (“Incentive OP$”) is GAAP OP as adjusted for certain extraordinary items or unusual or non-recurring events. Incentive Operating Profit as a percentage of net sales (“Incentive OP%”) is determined by dividing Incentive OP$ by our annual net sales. For further explanation of Incentive OP$ and Incentive OP%, see “Compensation Discussion and Analysis, Key Compensation Decisions for 2013, 2013 Short-Term Incentive.”
** Incentive Return On Invested Capital and Adjusted Earnings Per Share each exclude adjustments, if any, presented on the supplemental non-GAAP financial table to our earnings releases for the years ended December 31, 2011, 2012 and 2013, and/or any non-operational special items disclosed separately on the face of the Company’s financial statements.
____________________
(1) The Committee exercised discretionary authority by increasing the Incentive OP$ achievement to exclude a non-operating, predominately non-cash special charge related to the Hofmans product obsolescence. The foregoing change made to Incentive OP$ impacts Incentive ROIC as Incentive OP$ is the numerator in the Incentive ROIC calculation.
(2) Excludes a gain on sale of a business and a restructuring charge, which essentially net to zero. The foregoing change made to Incentive OP$ impacts Incentive ROIC as Incentive OP$ is the numerator in the Incentive ROIC calculation.
(3) Excludes restructuring charges. The foregoing change made to Incentive OP$ impacts Incentive ROIC as Incentive OP$ is the numerator in the Incentive ROIC calculation.
(4) A reconciliation of Adjusted EPS and EPS (GAAP) is included in the supplemental non-GAAP financial tables to our earnings release for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on a Form 8-K on February 21, 2012, our earnings release for the year ended December 31, 2012, as filed with the SEC on a Form 8-K on February 19, 2013, and our earnings release for the year ended December 31, 2013, as filed with the SEC on a Form 8-K on February 25, 2014.

For 2013, the Committee revised the plan design for our 2013 Short-Term Incentive Plan (“STIP”) maintaining the use of Incentive OP$ (weighted 70%) and replacing the working capital metric with Incentive OP% (weighted 30%). For eligible employees, our Incentive OP$ goal was $69 million and our Incentive OP% goal was 9.1%. Achieving these goals would have entitled our executive officers, whose 2013 STIP target was based 100% on Company performance, to earn 100% of their target payout. For 2013, Incentive OP$ was $65.4 million, a 4.3% improvement as compared to Incentive OP$ in 2012, but below the targeted Incentive OP$ set by the Committee. Incentive OP% was 8.7%, which represented a 20 basis point year-over-year improvement, but below the goal set by the Committee. These results would have led to a payout of 61.75% of the target bonus levels for four of our Named Executives (whose bonus levels are solely based on the Company's results), and 72.93% of Mr. Eckert’s target bonus level (whose bonus level was partially calculated based on the Incentive OP$ and Incentive OP% achievement for the Americas business unit). However, the Committee approved adjustments to the 2013 Incentive OP$ and Incentive OP% results by exercising negative discretion to reduce the payout to 50% based on the Company's performance against internal forecasts and the comparison to the performance of the comparator group. The impact of the exercise of negative discretion reduced the Named Executive’s 2013 STIP payout to 50%, except for Mr. Eckert whose 2013 STIP payout was only reduced to 64.7% because of the stronger performance of the Americas business unit (which comprises 30% of his bonus).
Additional information about the 2013 STIP plan design change and specific financial goals, the 2013 STIP payout and calculation and the Americas business unit metrics is discussed in the 2013 Short-Term Incentive section under “Key Compensation Decisions for 2013.”
With respect to the 2013-2015 Long-Term Incentive Plan (“LTIP”), the Committee, similar to prior years’ LTIPs, designed the plan to focus on stock appreciation and improvement of ROIC for the 2013-2015 fiscal years through a mix of stock options, performance-based Restricted Stock Units (“RSUs”) and restricted stock. The performance-based RSUs involve a variable payout in shares at the end of the three years based on performance against an established Incentive Return On Invested Capital relative to internal performance metrics (“Incentive ROIC”). Unlike the prior three years’ LTIPs, for the 2013-2015 LTIP, the Committee removed the Incentive ROIC peer group comparative element from the performance-based RSUs. For more details, including the rationale behind removal of the peer group ROIC comparison, see the 2013-2015 LTIP section under “Key Compensation Decisions for 2013” and the 2011-2013 LTIP and 2012-2014 LTIP sections under “Other Long-Term Incentive Compensation Vested or Outstanding.”

The structure of our compensation for our Named Executives is intended to reflect the level of achievement against the performance objectives established under our short-term compensation plans and provide incentive for achievement of the long-term goals, consistent with our compensation objectives. From 2011 to 2013, changes in total target direct compensation for our Named Executives generally tracked changes in our Incentive OP$, Incentive OP%, Incentive ROIC and Adjusted Earnings Per Share (“EPS”). Over time, we expect performance and total direct compensation to trend together; however, in any given year there may be some variability. Total target direct compensation, as included in the tables below, includes base salary, short-term compensation at target performance and long-term compensation at target performance. The table below illustrates the relationship between our performance and executive compensation.

INCENTIVE OPERATING PROFIT DOLLARS

Incnetive Operating Profit (in millions)
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
Total Direct Compensation (in millions)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$2.99
$3.11
$3.21
$53.90
$62.70
$65.40
$0.83
$0.86
$0.88
2011
2012
2013
Incentive Operating Profit
Total direct comp for CEO
Avg total direct comp (All NEOs except CEO)

INCENTIVE OPERATING PROFIT PERCENTAGE

Incnetive Operating Profit (in millions)
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
Total Direct Compensation (in millions)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$2.99
$3.11
$3.21
7.1%
8.5%
8.7%
$0.83
$0.86
$0.88
2011
2012
2013
Incentive Operating Percentage
Total direct comp for CEO
Avg total direct comp (All NEOs except CEO)

ADJUSTED EPS

Adjusted EPS
$2.50
$2.00
$1.50
$1.00
$0.50
Total Direct Compensation (in millions)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$2.99
$3.11
$3.21
$1.95
$2.08
$2.26
$0.83
$0.86
$0.88
2011
2012
2013
Adjusted EPS
Total direct comp for CEO
Avg total direct comp (All NEOs except CEO)

INCENTIVE RETURN ON INVESTED CAPITAL

Incentive Return on Invested Capital
32.0%
30.0%
28.0%
26.0%
24.0%
22.0%
20.0%
18.0%
16.0%
Total Direct Compensation (in millions)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$2.99
$3.11
$3.21
27.4%
29.4%
30.5%
$0.83
$0.86
$0.88
2011
2012
2013
Incentive Return on Invested Capital
Total direct comp for CEO
Avg total direct comp (All NEOs except CEO)

In addition, we have consistently returned significant value to shareholders over the last one, three and five years, yielding strong total shareholder return. We also have a long history of increasing the annual cash dividend payout, 42 consecutive years, and conducting share repurchases, which continued in 2013.

The following graph compares the cumulative total shareholder return on our common stock to two indices: S&P SmallCap 600 and Morningstar Industrials Sector. The graph below compares the performance for the last five fiscal years, assuming an investment of $100 on December 31, 2008, including the reinvestment of all dividends.

Role of the Committee in the Compensation Process
The Committee ensures that our executive compensation and benefit programs are consistent with our compensation philosophy and other corporate goals and makes decisions regarding our Named Executives’ compensation and, subject to final approval from our Executive Committee, our CEO’s compensation. It is responsible for approving our Named Executives’ base salary, short-term and long-term variable pay (together, "Total Compensation") and analyzing other benefits and perquisites for executive officers.
The Committee conducts a comprehensive review of Named Executive compensation in February of each year. The Committee deliberates in executive session to determine the level of Total Compensation for our CEO to be recommended to our Executive Committee. The Executive Committee of the Board completes an annual performance evaluation on Mr. Killingstad in February of each year and reviews other internal performance evaluations, a competitive market analysis and information provided by Hewitt. For the other Named Executives, the Committee takes into consideration the recommendations of our CEO based on Company performance and individual performance evaluations, competitive market data and feedback provided by Hewitt. In connection with the processes outlined above, our Senior Vice President, Administration, provides input on the job scope of each executive officer, including his own, and facilitates the gathering of the market data used by Hewitt. However, Hewitt conducts the analysis, reviews the information in advance with the Chair of the Committee and makes compensation recommendations to the Committee. Our Senior Vice President, Administration, is not present at the Committee meeting when the compensation of the executive officers is discussed and plays no role in determining his own compensation.
Compensation Objectives
Our overall objective is to align executive compensation with the short-term and long-term operating goals of our Company and our shareholders. In this connection, the Committee considered the response of our shareholders to the advisory “say-on-pay” vote received at the annual shareholders meeting. The 2013 advisory resolution on the compensation of our Named Executives was approved by 98.3% of the shares voted. The Committee interpreted this vote as strong support for our compensation philosophy, design and decisions. Although the Committee has altered the choice of metrics for our compensation program for 2013, it believes the new metrics continue to support our compensation philosophy, while incenting growth and continued improvement in operational efficiencies.
In addition to aligning with shareholders’ interests, we seek to offer a program that provides a comprehensive compensation package that is competitive with those of similarly sized U.S. durable goods manufacturing companies. Our compensation programs take into account that an executive’s actual compensation level may be greater or less than average competitive levels based on our annual and long-term financial performance against pre-established goals, the individual’s performance and the individual’s scope of responsibilities.
Specifically, our compensation programs are designed to:

•	Create a relationship between pay and performance by providing a strong link between our short-term and long-term business goals and executive compensation;

•	Attract and retain high-caliber key executive officers who can create long-term financial success for our Company and enhance shareholder return;

•	Motivate executive officers to achieve our goals by placing a significant portion of pay at risk;

•	Align the interests of executive officers with those of our shareholders by providing a significant portion of compensation in stock-based awards; and

•	Discourage risk-taking behavior that would likely have a material adverse effect on our Company.
Compensation Determination Process
The Committee typically meets three to four times a year to consider various aspects of executive officer and non-management director compensation. Among other things, it decides how to allocate each executive's Total Compensation and also determines the target level of Total Compensation for each executive. The Committee seeks to set Total Compensation and the allocation between each element so that it is consistent with our compensation objectives.

When setting the executive officers’ Total Compensation, the Committee considers both internal and external data. It receives information from our human resources department and our CEO regarding (i) each executive officer’s performance, tenure, experience, management capabilities and contributions to our operations, and (ii) the tactical and strategic value to us of specific skill sets of certain key executives. In assessing our CEO’s compensation, the Committee and Executive Committee evaluate our Company’s financial performance against that of peer companies, our CEO’s performance against goals, strategic development of our Company and our CEO’s self-evaluation of his own performance. The Committee receives external reference data, primarily in the form of competitive market data, from its outside compensation consultant. Since 2008, the Committee has used Hewitt to provide such external market information. See discussion regarding “Use of Outside Compensation Consultants” under the “Compensation Committee” description. For 2013, the Committee reviewed competitive market data drawn from the proxy data of the respective comparator group identified below, the survey data from the Hewitt Total Compensation MeasurementTM database (“Survey Data”) and Hewitt’s analysis of the collected data.
Comparator Group
The comparator group used for benchmarking 2013 Total Compensation for our Named Executives and for our non-management director compensation is comprised of companies that (i) have annual revenues approximately in line with ours, (ii) have a global presence, (iii) are in the same general industry as us, and (iv) are contained in Hewitt’s proprietary survey database, thereby giving the Committee access to detailed compensation and plan design information. The Committee believes that this selection process to determine a relevant comparator group is appropriate and reflects best practice. The Committee generally reviews the comparator group annually and makes changes where necessary to assure that the comparator group continues to meet the above criteria.
The 21 companies that made up our 2013 comparator group at the time the Committee established 2013 executive and non-management director compensation were:

Actuant Corporation	Mueller Water Products, Inc.
Chart Industries, Inc.	Nordson Corporation
Circor International, Inc.	Omnova Solutions, Inc.
Clarcor Inc.	Robbins & Myers, Inc.
Columbus McKinnon Corporation	Sauer-Danfoss, Inc.
Esco Technologies, Inc.	The Middleby Corporation
Federal Signal Corporation	The Toro Company
Flow International Corporation	Tredegar Corporation
Graco, Inc.	Trimas Corporation
H.B. Fuller Company	Zep, Inc.
Kaydon Corporation

The chart below represents our position relative to the 2013 comparator group on three dimensions.

Factors Considered in Setting Compensation Levels
For 2013, the Committee used the external reference data described above to benchmark the positions of our Named Executives. This data was used to provide a range of market compensation related to our compensation strategy, for positions of similar size and complexity. This is one of the many factors considered by the Committee in setting compensation. In addition to the data, the Committee also reviews strategic contributions, areas of responsibility, internal equity, the general economic climate and an individual’s performance against his or her performance objectives when setting compensation levels.
Based on the Committee’s review of the internal and external information, it placed our Named Executives into four tiers for Total Compensation. The most highly paid Named Executive was our President and CEO, Chris Killingstad, due to his key role in setting the strategic direction of our Company, driving our Company’s overall performance and managing our Europe, Middle East and Africa business unit. The next most highly paid Named Executive was our Senior Vice President and Chief Financial Officer, Thomas Paulson, due in part to the breadth of his responsibilities which include the typical accounting and finance functions, but also information technologies, business development, investor relations and currently our Asia Pacific business unit. The Senior Vice President, Americas, Andrew Eckert, and Senior Vice President, Global Operations, Don Westman, comprised the third tier, and our Senior Vice President, Administration, Thomas Dybsky, was in the fourth tier for Total Compensation. The Committee considered these tiers when it set the 2013 short-term and long-term targets for our Named Executives.
Our compensation strategy is to target compensation levels within a competitive range around the 50th percentile in cash compensation (base salary plus short-term incentive) and the 75th percentile for long-term incentive, therefore resulting in a Total Compensation level targeted between the 50th and 75th percentile. The Committee believes that this strategy provides sufficient short-term compensation to attract and retain competitive talent but also places a sufficiently large share of compensation in the form of equity and variable performance-based pay to drive long-term performance goals.
In addition, as part of the process in setting Total Compensation each year, the Committee determines the relative mix for each Named Executive between fixed compensation and variable compensation, as well as cash versus equity compensation, keeping in mind our compensation objectives. Over the past several years, the Committee has increased the relative proportion of each executive officer’s variable and equity compensation in an effort to increase the amount of the executive officer’s Total Compensation that is at risk and tied to performance. This reflects the Committee’s belief that as an executive officer’s scope and level within the organization increases so does their ability to impact our financial results and increase shareholder value.

The following chart provides information about the fiscal year 2013 target Total Compensation mix for our CEO individually and the average of the remaining four Named Executives.

Target Pay Mix

CEO
OTHER NEOs
21%
55%
24%
38%
42%
20%
EQUITY
VARIABLE CASH
SALARY

Compensation Elements

We seek to achieve our compensation objectives using the following elements of compensation in our various short- and long-term compensation plans:

ELEMENT	TYPE	TERMS
Cash	Salary	The fixed amount of compensation for performing day-to-day responsibilities. Generally eligible for increase annually, depending on market conditions, performance and internal equity.
Short-Term Incentive
Provides the opportunity for competitively based annual cash incentive awards for achieving the Company’s, or relevant business unit’s, short-term financial goals and other strategic objectives measured over the current year.

Perquisites
Annual gross perquisite allowance ranging from $12,000 to $25,000 in lieu of providing benefits such as financial planning, automobile expenses and club membership dues.

Executive medical examinations made available.

ELEMENT	TYPE	TERMS
Long-Term Incentive Compensation (100% Equity)	Restricted Stock (represents 20% of total annual award)	Restricted Stock generally vests three years from the grant date. Dividends are accumulated on Restricted Stock during the vesting period and paid in cash only on vesting.
Performance-Based Restricted Stock Units (PRSUs) (represents 40% of total annual award)
The performance period for PRSUs is three years.
Payment is variable based on achievement of targets.
Dividend equivalents are accumulated on PRSUs.
PRSUs are paid in shares of Tennant common stock on settlement.

	Non-qualified Stock Options (represents 40% of total annual award)	Stock Options generally vest in equal installments over three years from the grant date and have a ten-year term.
Deferred Stock Units (“DSUs”) (for those who elect to defer a portion or all of their STIP or LTIP awards)
For 2010 STIP deferrals, deferred portion was converted into deferred stock units at fair market value on the date of conversion of 120% of the amount deferred which pay out in stock three years following the year the award was earned. This election was discontinued beginning with the 2011 STIP.
For LTIP equity deferrals, funds are converted into deferred stock units at fair market value as of the date of conversion and pay out in stock. This election was discontinued beginning with the 2011-2013 LTIP.

Retirement	Retirement Savings Plan
A qualified 401(k) plan that provides participants with the opportunity to defer a portion of their compensation, up to tax code limitations, receive a Company matching contribution and receive a profit sharing contribution based on Company performance for a given year.

Pension Plan
Provides retirement income for eligible participants based on years of service and highest average earnings up to tax code limitations. This plan was frozen and closed to new employees as of December 31, 2000.

	Supplemental Retirement Savings benefits (provided under the Tennant Non-Qualified Deferred Compensation Plan)	Extends an individual’s retirement savings, on a non-qualified basis, for compensation in excess of the tax code limitations under the same terms as the Retirement Savings Plan.
	Supplemental Pension benefits (provided under the Tennant Non-Qualified Deferred Compensation Plan)	Provides retirement income, on a non-qualified basis, relating to compensation in excess of tax code limitations under the same formula as the qualified pension noted above.

Key Compensation Decisions for 2013
Base Salary
For 2013, consistent with the historical level of pay increases allocated to the overall employee population, the Committee approved 3% raises for our Named Executives effective April 1, 2013. As the effective date for pay increases in 2012 was March 1, 2012, the increases received on April 1, 2013, were pro-rated to account for the 13-month time period since the last increase which resulted in a 3.24% increase for our Named Executives. For 2014, the Committee again approved 3% raises for our Named Executives effective April 1, 2014, consistent with overall employee pay increases.
2013 Short-Term Incentive
Our 2013 STIP used Incentive OP$ (weighted 70%) and Incentive OP% (weighted 30%) to evaluate our Company’s annual financial performance. Incentive OP$ is determined by measuring net sales minus operating expenses, which includes the cost of sales, research & development expenses and selling & administration expenses, and excludes certain extraordinary items. Incentive OP% is determined by dividing Incentive OP$ by our annual net sales. For 2013, the Committee replaced the working capital metric used in prior STIP plans with an OP% metric in order to incent continued focus on increased profitability and expense controls even while the Company seeks to grow revenue. In making this change, the Committee also took into consideration that working capital improvements are captured by the ROIC metric that is part of the Company’s long-term incentive plans.
The Committee has authority to interpret the plan and adjust the metrics and take other actions in its sole discretion to assure that the plan operates consistently with the Committee’s goals, so long as its actions do not cause awards under the plan to fail to qualify as performance-based compensation. The plan was designed such that when calculating the relative achievement of the metrics on an annual basis, unfavorable items (items which would have a negative impact on a performance metric) are automatically excluded and favorable items (items which would have a positive impact on a performance metric) are automatically included. The Committee may then exercise discretion to allow or disallow each such adjustment, which discretion may be applied at any time during the performance period or following the end of the performance period when the Committee is determining the level of achievement of the performance metrics for purposes of the relevant STIP.
Generally, the STIP target payout for our executive officers is based 100% on the financial performance of our Company as a whole; however, for our Senior Vice President, The Americas, 70% of the 2013 target bonus was tied to financial results of our Company as a whole and 30% of the 2013 target bonus was tied to the financial results of the Americas, with Incentive OP$ (weighted 70%) and Incentive OP% (weighted 30%). 2013 STIP targets as a percentage of base salary are shown in the table below.

NAME	TARGET PAYOUT AS A % OF BASE SALARY
President and CEO	115%
Senior Vice President and CFO	60%
Senior Vice President, Administration	45%
Senior Vice President, The Americas	50%
Senior Vice President, Global Operations	50%

The 2013 Company Incentive OP$ goal was $69 million, a 10% increase over the 2012 actual Incentive OP$ result, and the Company Incentive OP% goal was 9.1%, a 60 basis point increase over the 2012 actual Incentive OP% result. The performance metric for the Americas business unit generally required a proportionate level of performance improvement by that unit substantially similar to that of our Company as a whole in order to achieve the target payout. In setting the targets for the Americas business unit, the Committee strives to make the difficulty of achieving the target level consistent year over year and on par with the corporate target levels, but considering the specific circumstances facing the Americas business unit in any given year.

Our Named Executives would have earned 100% of their target bonus if our Company met these goals. The maximum payout under our 2013 STIP is 300% of target and no Named Executive may receive a payout in excess of $2 million.
For 2013, Incentive OP$ was $65.4 million, a 4.3% improvement as compared to Incentive OP$ in 2012, but below the targeted Incentive OP$ set by the Committee. Incentive OP% was 8.7%, which represented a 20 basis point year-over-year improvement, but below the goal set by the Committee. The Committee approved adjustments to the 2013 Incentive OP$ and Incentive OP% results by exercising negative discretion to reduce the payout to 50% based on the Company's performance against internal forecasts and the comparison to the performance of the comparator group. The impact of the exercise of negative discretion reduced the Named Executive’s 2013 STIP payout from 61.75% of the target payout to 50%, except for Mr. Eckert whose 2013 STIP payout was only reduced from 72.93% of his target payout to 64.7% because of the stronger performance of the Americas business unit (which comprises 30% of his bonus).
2013-2015 LTIP
In February 2013, the Committee approved the 2013-2015 LTIP for executive officers with the following structure: (i) 40% non-qualified stock options, (ii) 40% performance-based restricted stock units (“RSUs”) using Incentive ROIC as the metric, and (iii) 20% restricted shares. The performance-based RSUs involve a variable payout in shares at the end of the three years based on performance against an established Incentive ROIC relative to internal performance metrics. Unlike the prior three years’ LTIPs, for the 2013-2015 LTIP, the Committee removed the Incentive ROIC peer group comparative element from the performance-based RSUs in order to simplify the plan design. The Committee determined that a peer comparison may not be the most relevant performance factor given the Company’s Incentive ROIC ranking is in the top tier of its peers. The payout of the performance-based RSUs will continue to incent Incentive ROIC improvement, but will be based solely on a three-year average Incentive ROIC compared to internal goals set by the Committee. The Committee will consider the Company’s performance relative to our comparator group in setting the internal targets. Incentive ROIC is defined as: Incentive Operating Profit / (Total Assets - Cash - Short-Term Investments) - (Total Liabilities - Debt) and is adjusted for certain types of extraordinary items defined at the beginning of the performance period.
The target 2013 LTIP awards continued to be set as a percentage of our Named Executives’ base salary at approximately the 75th percentile market levels (additional information is set forth above under “Factors Considered in Setting Compensation Levels”) and are shown in the table below.

NAME	TARGET PAYOUT AS A % OF BASE SALARY
President and CEO	275%
Senior Vice President and CFO	125%
Senior Vice President, Administration	100%
Senior Vice President, The Americas	110%
Senior Vice President, Global Operations	110%

The number of stock options granted to each Named Executive was calculated as follows: our Named Executives’ total target LTIP opportunity in dollars, multiplied by 40% (the allocation of the 2013 LTIP to options), divided by the Black Scholes valuation, which was made pursuant to our equity award approval policy. This calculation resulted in 36,149 non-qualified stock options being granted to our CEO and an average of 7,499 non-qualified stock options to the other Named Executives.
The number of RSUs and restricted shares granted to each of our Named Executives was calculated by multiplying our Named Executives’ total target LTIP opportunity in dollars by the percentage of the 2013 LTIP award allocated to RSUs or restricted shares (40% and 20%, respectively) and dividing that by $47.03 (the fair market value of our stock at the time of grant). RSUs granted under the 2013 LTIP were 15,115 for our CEO and an average of 3,135 for all other Named Executives. Restricted shares granted were 7,557 for our CEO and an average of 1,568 to the other Named Executives.

For specific grants to our Named Executives, see the Summary Compensation Table and the table relating to Grants of Plan-Based Awards in 2013. For an explanation of why the grant size varied by Named Executive, see above section on “Factors Considered in Setting Compensation Levels.”
Other Long-Term Incentive Compensation Vested or Outstanding
2011-2013 LTIP
The 2011-2013 LTIP for executive officers, which was established in February 2011, had the following structure: (i) 40% non-qualified stock options, (ii) 40% performance-based RSUs, and (iii) 20% restricted shares. The performance-based RSUs were designed to incent long-term operational performance.
A Named Executive’s target payout under the 2011-2013 LTIP was set as the same percentage of their base salary as is set forth in the chart above.
The performance-based RSUs were to be paid in shares at the end of the three years if the performance target was achieved. The performance target used for the 2011-2013 RSUs was an Incentive ROIC metric relative to internal and peer group performance metrics. The peer group for each of the three years covered by the plan is the comparator group in effect at the time the Committee established the plan (the “Peer Group”). Our executive officers were eligible to receive 0-200% of their performance-based RSU target.
To obtain a threshold payment under the RSU portion of the 2011 LTIP (or 50% payment), the Company’s three-year average Incentive ROIC from 2011-2013 needed to be 23%. In order to receive the target payout (or 100% payment) for the RSU portion of the 2011 LTIP, the Company’s three-year average Incentive ROIC of 26.5% needed to be achieved. For a payout beyond 100%, the internal target Incentive ROIC needed to be achieved and the Company’s three-year average Incentive ROIC performance needed to exceed the 55th percentile of the Peer Group. The Named Executives were eligible to receive up to 200% of their target RSU award, which would be paid if the Company’s three-year average Incentive ROIC performance met or exceeded the 80th percentile of the Peer Group.

Payout of RSU Component for 2011-2013 LTIP
The following table reflects the potential payout of the RSU component under the 2011-2013 LTIP pursuant to the restricted stock unit agreements issued to the Named Executives at the time of grant. Calculation of the potential payout was determined using the closing price of the Company’s common stock on December 31, 2013, or $67.81.

NAME	THRESHOLD AWARD (50%) ($)	TARGET AWARD (100%) ($)	MAXIMUM AWARD (200%) ($)
President and CEO	554,211	1,108,422	2,216,845
Senior Vice President and CFO	145,317	290,634	581,267
Senior Vice President, Administration	96,765	193,530	387,059
Senior Vice President, The Americas	102,020	204,040	408,081
Senior Vice President, Global Operations	118,668	237,335	474,670

On February 18, 2014, the Committee determined that the Incentive ROIC metric relative to internal performance was achieved with a three-year average Incentive ROIC of 29.1% and qualified for a payout of 100% of the Named Executives’ performance-based RSUs. The Committee is unable to determine the Incentive ROIC performance relative to the Peer Group until it receives year-end Peer Group performance data, estimated to be sometime in April 2014. It is currently estimated that our three-year ROIC ranking relative to the Peer Group will provide an additional payout of at least 50% over target, resulting in a total payout of at least 150% of target. No stock payouts will be made to the Named Executives until the Committee examines the Peer Group data and makes a final decision on the payout percentage, which is estimated to be in late April of 2014.

The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing the amount of the payout to each Named Executive when such amounts are determined.
2012-2014 LTIP
For the 2012-2014 LTIP, the Committee approved the same structure described above under the 2011-2013 LTIP. The performance-based RSUs will be paid in shares at the end of the three years if the performance target is achieved and the Peer Group is determined as described in connection with the 2011-2013 LTIP.
The target 2012 LTIP awards were set as a percentage of our Named Executives’ base salary, with the same percentages as described above under the 2013-2015 LTIP. The process for setting the Peer Group and calculating internal and Peer Group Incentive ROIC are the same as described above under the 2011-2013 LTIP.
2014 Compensation Plans
2014 STIP
For 2014, the Committee approved the same structure as the 2013 STIP.
2014-2016 LTIP
For the 2014-2016 LTIP, the Committee approved the same structure as the 2013 LTIP.
Other Plans, Agreements and Special Payments
Executive officers may also receive payments through various other agreements and plans or in the event of special circumstances. These agreements and plans are typically required in the competitive environment to attract and retain talent.
Retirement Plans
Our Named Executives are generally eligible to participate in the broad-based pension and welfare benefit programs that we sponsor, including the following qualified retirement plans:
Tennant Company Retirement Savings Plan (“Savings Plan”). This plan is available to all eligible employees, as defined by the plan, and allows for pre-tax elective deferrals and a Company matching contribution of up to 3% of eligible compensation up to $255,000. In addition, the plan allows profit sharing contributions by us based on the relevant metric set. This additional profit sharing contribution is paid into each eligible employee’s account under the plan unless the amount exceeds 3.5% of eligible compensation, in which case, 3% is paid into the eligible employee’s account under the plan and the balance of the actual calculated profit sharing amount is paid in cash to the employee. For 2013, the Incentive OP$ goal was $69 million and our Company achieved $65.4 million, which, under the terms of the plan, resulted in a profit sharing contribution equal to 2.3% of eligible compensation up to $255,000.
Tennant Company Pension Plan. This plan is a non-contributory defined benefit retirement plan that covers only those employees, including Named Executives, who were active participants in the Pension Plan on December 31, 2000, and who elected to continue participation under the Pension Plan sponsored by our Company. This plan was frozen and closed to new employees as of December 31, 2000.
Non-Qualified Deferred Compensation
In addition to tax-qualified retirement benefits provided under the plans referenced above, our executive officers are eligible for supplemental non-qualified benefits under the Tennant Company Executive Non-Qualified Deferred Compensation Plan. The intention of this portion of the plan is to provide participating individuals with benefits that would otherwise be available to them under our tax-qualified plans but for the application of limitations on benefits to highly compensated employees imposed by the Internal Revenue Code of 1986. In addition, the Tennant Company Executive Non-Qualified Deferred Compensation Plan allows employee participants to defer the receipt of salary and certain incentive payments and non-management directors to defer their annual retainers and meeting fees.

Effective January 1, 2009, the Company amended and restated this plan to comply with the final regulations issued under Internal Revenue Code §409A. Amounts deferred and vested under this plan prior to January 1, 2005 (the effective date of §409A) are subject to the terms of this plan as in effect prior to January 1, 2005, and are not subject to the terms of this plan, as restated effective January 1, 2005, or January 1, 2009. Such amounts are “grandfathered” under §409A and are therefore not subject to §409A. The plan is unfunded, meaning our obligation to make payments under the plan is unsecured. Specifically, this plan permits the following:
Executive Officer and Non-Management Director Deferred Compensation

•
Executive officers may elect to defer two elements of their Total Compensation: base salary and STIP payouts. Our Named Executives may elect to defer 0-25% of their base salary and 0-100% of their STIP payout.

•
Non-management directors may elect to defer all or a portion of their annual retainer and committee meeting fees. They may elect to defer 0%, 50% or 100% of their annual retainer and 0% or 100% of their meeting fees.

•	The interest rate earned on deferrals in 2013 was 2.83%.
Defined Contribution Features

•	Certain management and executive employees may defer income on a pre-tax basis in excess of the deferral amounts allowed under our tax-qualified Savings Plan.

•
Participating management and executive employees may receive discretionary Company contributions under this plan in the form of excess profit sharing and matching contributions not available to them under the Savings Plan.

Defined Benefit Feature

•	A defined benefit portion of the plan is intended to provide benefits not otherwise available to participants in the frozen tax-qualified Tennant Company Pension Plan.
Participants’ accounts are fully vested at all times except that a participant forfeits all Company discretionary matching contributions and profit sharing contributions in the event of termination for cause. Pursuant to this plan, “cause” means (i) the participant’s gross negligence, fraud, disloyalty, dishonesty or willful violation of any law or significant policy, to the extent committed in connection with the position or (ii) the participant’s failure to substantially perform (for reasons other than disability) the duties reasonably assigned or appropriate to his or her position. In each case, the participant’s behavior must have resulted in a material adverse effect on our Company or an affiliate.
The plan came into existence on January 1, 2003, when we merged the Tennant Company Excess Benefit Plan into the Tennant Company Deferred Compensation Plan. The Plan was amended on June 15, 2004, to add the non-management directors’ deferral component. By Committee action, the Plan was subsequently amended on December 18, 2006, and again on December 17, 2008, to account for changes to the Internal Revenue Code §409A, which governs non-qualified deferral plans, and to allow deferral of payments upon settlement of DSUs in the form of stock units, and again on January 1, 2009, to comply with final §409A regulations. As a result of these regulatory changes, the Plan accommodates different benefit commencement dates depending on when amounts were deferred or contributed and which account within the Plan was selected by the employee. Benefits attributable to amounts contributed or deferred after January 1, 2003, and allocated to Account A, commence distribution within an administratively feasible time following the participant’s termination date, or if necessary to comply with Internal Revenue Code §409A, the payment will be delayed at least six months following termination. Benefits attributable to amounts deferred by a participant after January 1, 2003, and allocated to Account B, commence distribution on the date specified by the participant in the participant’s Deferral Election Agreement. Such distribution may not be earlier than two years following the beginning of the plan year in which the deferrals first began, unless the participant terminates, in which case distribution may occur within an administratively practicable period following termination, or if necessary to comply with Internal Revenue Code §409A, the payment will be delayed at least six months following termination.
Benefits attributable to deferrals made after January 1, 2003, Company contributions and gains and losses credited thereon are payable in either a lump sum or in quarterly installments over a period of up to ten years. Benefits attributable to deferrals made prior to January 1, 2003, are payable in accordance with the participant’s Deferral Election Agreement which was executed prior to January 1, 2003.
Executive Employment Agreements and Management Agreements
The Committee has determined that we should provide certain post-termination benefits to our executive officers to obtain the benefits of their services and attention to our affairs. In exchange for the benefits we provide, our executive officers are required to agree to certain confidentiality, non-competition and cooperation covenants, which our Committee believes are valuable to us when an executive’s employment terminates. In addition, the Committee believes that we should provide an inducement for our executive officers to remain in the service of our Company in the event of any proposed or anticipated change in control of our Company in order to facilitate an orderly transition in the event of a change in control of our Company, without placing the executive in a position where he or she is concerned about being terminated without compensation in connection with such a transaction. We also require executive officers to sign a release of their claims against us as a condition to receiving payments from us, and this release and the other covenants are more likely to be enforceable as a result of the benefits we provide to employees under these agreements. For these reasons, we have entered into Executive Employment Agreements and Management Agreements with our executive officers, including the Named Executives, the terms of which are described below under “Potential Payments upon Termination or Change in Control.”
Generally, the agreements only provide for benefits in the event the executive is terminated without cause; however, certain benefits are also provided if the executive voluntarily terminates his or her employment for good reason. The Committee believes that a termination by an executive for good reason may be conceptually the same as termination by our Company without cause. This is particularly true in the case of a change in control where a potential acquirer would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance benefits. As a result, the definition of good reason in the context of a termination following a change in control is broader than the definition that applies to a termination prior to a change in control. These good-reason definitions are described below under “Potential Payments upon Termination or Change in Control.” No payments become due merely upon a change in control, but rather only if the executive officer’s employment is terminated without cause or if the executive officer terminates for good reason following the change in control, which is often referred to as a “double trigger.”
The form and level of benefits provided under these agreements have been approved by the Committee based on historical practices at our Company and general information about the level of benefits provided by other companies with whom we compete for executive talent.
Our equity awards for all employees generally provide for acceleration of vesting, or lapse of restrictions, upon a change in control. The Committee believes that acceleration upon a change in control is appropriate to minimize the risk that executive officers might favor a particular transaction based on the likely impact on the executive officer’s equity awards, to increase the likelihood that the employees will remain with the Company after becoming aware of a pending or threatened change in control, and due to the increased likelihood that employees may be terminated by a successor through no fault of their own.
Compensation Policies
Recoupment Policy
In February 2010, our Board added a recoupment policy to our cash incentive plan and our equity award agreements, which provides that, in the event our Company is required to restate its financial results, then our Board, in its discretion, may require certain recipients of such payments to forfeit their equity awards and pay back to our Company the net proceeds from any cash incentive payment and proceeds from the sale of shares received under the equity awards. The amount of the repayment for any cash incentive award is the difference between the amount paid to the employee less the amount that would have been paid based on the restated results. The policy is applicable to all employees designated as access persons under our insider trading policy (persons with access to detailed financial and other insider information, a group that includes all executive officers). The amount of any equity award repayment may include dividends paid on the shares.
Prohibition on Hedging and Pledging
In February 2010, our Board amended our insider trading policy with respect to access persons to prohibit speculative trading or hedging of positions in Tennant securities, including writing or trading in options, warrants or any other derivatives of Tennant securities, or entering into any transactions designed specifically to protect or hedge against a decrease in value of Tennant securities. It also prohibits pledges of any Tennant securities (e.g., pledge to a bank or financial institution as collateral for a loan, or pledge to a broker in connection with a market transaction, such as a margin loan or prepaid forward sale contract).
Granting of Equity Awards
In December 2007, we adopted an equity award approval policy to ensure that all equity awards are approved pursuant to proper authority, following a consistent process, and are reflected in appropriate documentation. Under the policy, equity awards that have an exercise price or number of shares that are based on the fair market value of our stock on the date of grant are only granted at times when trading is permitted under our insider trading policy. This policy ensures that the exercise price or number of shares is determined by reference to a stock price that reflects current public information about our Company. The policy includes procedures for granting equity awards to our executive officers and non-management directors, as well as all other employees. Under our plans, the exercise price of stock options is based on the fair market value on the date of grant. Our plans define fair market value as the closing price of our common stock on the preceding trading day.
Executive Officer Stock Ownership Guidelines
To align our executive officers’ interests with our shareholders’ interests, the Committee expects our executive officers to acquire significant equity ownership. We adopted these guidelines in 1993 and revised them last in 2004. The current guidelines require that within five years of service in an executive role, each executive must have achieved an equity ownership level equal to a specified multiple of his or her base salary.
The minimum equity ownership levels are five times annual base salary for our CEO and one times annual base salary for the other Named Executives. Ownership levels are calculated based on actual shares owned plus the estimated after-tax value of restricted and unrestricted shares, deferred stock units, shares held under our benefit plans and potential gains from vested and unvested options. The calculation uses a stock value as of the close of market on December 31 of the year immediately preceding the year of calculation.
Executive officers who have held executive positions with us for five years or more have achieved their goals. Newer executive officers are on pace for achieving their ownership targets well within the five-year range.
Internal Revenue Code §162(m)
We seek to structure our compensation programs, where possible, to qualify for exemptions from the deduction limitations under Internal Revenue Code Section 162(m). Section 162(m) limits the tax deductibility of compensation paid to our covered officers to $1 million per year. This limitation does not apply to “performance-based compensation” that complies with Section 162(m). One of the conditions for qualification as “performance-based compensation” is that our shareholders must approve the material terms of the performance measures and reapprove those material terms every five years.
Certain of our compensation programs, including our 2009 Short-Term Incentive Plan, our 2014 Short-Term Incentive Plan and our Amended and Restated 2010 Stock Incentive Plan, as Amended, are designed so that certain payments made under those plans qualify for the exemption from the deduction limitations of this section. The Committee’s primary objective in designing and administering the Company’s compensation programs is to support and encourage the achievement of the Company’s long-term strategic goals and to enhance shareholder value as described above. When consistent with this compensation philosophy, the Committee also intends to structure the Company’s compensation programs such that compensation paid thereunder generally will be tax deductible by the Company. The Committee believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee has approved, and may in the future approve, compensation arrangements for executive officers that are not fully tax deductible.
Compensation Committee Interlocks and Insider Participation
The Committee is comprised entirely of independent, outside directors. No employee of our Company serves on the Committee. The Committee members have no interlocking relationships as defined by the SEC.
Compensation Committee Report
The Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Members of our Compensation Committee

Stephen G. Shank (Chair)	William F. Austen	James T. Hale
Donal L. Mulligan	Steven A. Sonnenberg	David S. Wichmann

Summary Compensation Table
The following table sets forth the cash and non-cash compensation awarded to, earned by or expensed with respect to each person who served as Chief Executive Officer or Chief Financial Officer, and the three other most highly compensated executive officers for 2013. The individuals set forth in this table comprise the list of Named Executives.

Name and Principal Position		Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
H. Chris Killingstad President and Chief Executive Officer	2013	664,577	1,066,264	710,646	380,610	—	86,828	2,908,925
	2012	643,114	1,035,222	689,740	479,596	—	99,458	2,947,130
	2011	622,694	964,005	657,354	719,148	119	134,412	3,097,732

Thomas Paulson Senior Vice President and Chief Financial Officer	2013	376,027	274,232	182,768	112,359	—	44,714	990,100
	2012	363,883	266,239	177,395	141,580	—	48,704	997,801
	2011	353,364	252,767	172,344	212,921	22	55,570	1,046,988

Thomas J. Dybsky Senior Vice President, Administration	2013	312,987	182,617	121,708	70,142	40,331	46,339	774,124
	2012	302,879	177,303	118,130	88,384	215,488	36,915	939,099
	2011	294,124	168,315	114,763	132,920	181,369	43,350	934,841

Andrew J. Eckert Senior Vice President, The Americas	2013	317,774	203,922	135,921	102,400	—	46,237	806,254
	2012	307,512	197,998	131,916	102,890	—	53,194	793,510
	2011	296,058	177,476	121,012	144,265	15	48,247	787,073

Don B. Westman Senior Vice President, Global Operations	2013	348,925	223,910	149,250	86,884	—	41,582	850,551
	2012	337,657	217,427	144,845	109,480	—	38,975	848,384
	2011	327,896	206,413	140,737	164,647	396	47,887	887,976
____________________

(1)
Amounts represent the aggregate grant date fair value of restricted stock awards and performance-based restricted stock units that were granted in each fiscal year, as computed in accordance with FASB ASC Topic 718. See Footnote 15 to our financial statements for the year ended December 31, 2013, for the assumptions used in this calculation. Assuming the highest level of performance is attained, for 2013 the grant date fair value of the performance-based restricted stock units on the date of grant would have been as follows: Mr. Killingstad, $1,421,717; Mr. Paulson, $365,611; Mr. Dybsky, $243,521; Mr. Eckert, $271,927; and Mr. Westman, $298,546.

(2)
Amounts represent the aggregate grant date fair value of stock options that were granted in each fiscal year, as computed in accordance with FASB ASC Topic 718. See Footnote 15 to our financial statements for the year ended December 31, 2013, for the assumptions used in this calculation.

(3)	Amounts reflect payments earned under our 2011, 2012 and 2013 Short-Term Incentive Plan, respectively.

(4)
Amounts represent the change in the present value of the accrued benefit for the last fiscal year. The present value as of December 31, 2013, was calculated by discounting the accrued benefit payable at normal retirement age using a 4.65% discount rate for the Pension Plan benefit, and 4.30% for the Excess Benefit Plan, and the RP-2000 Combined Health Mortality Table for males and females, with generational mortality projected using Scale AA. The present value as of December 31, 2012, was calculated by discounting the accrued benefit payable at normal retirement age using a 3.81% discount rate for the Pension Plan benefit, and 3.49% for the Excess Benefit Plan, and the RP-2000 Combined Health Mortality Table for males and females, with generational mortality projected using Scale AA. In 2011, amounts include above-market earnings on non-qualified deferred compensation, using 120% of the applicable federal long-term rate as the basis for market earnings. The present value as of December 31, 2011, was calculated by discounting the accrued benefit payable at normal retirement age using a 4.4% discount rate for the Pension Plan benefit, and 4.3% for the Excess Benefit Plan, and the RP-2000 Combined Health Mortality Table for males and females, with generational mortality projected using Scale AA.

(5)	All Other Compensation for 2013 consists of the following:

	Savings Plan			Perquisites
				Perquisite		Gross
Name	Match ($)	Profit Sharing ($)	Excess ($)	Allowance ($) (a)	Travel ($) (b)	ups ($) (c)	Other ($) (d)	Total ($)
H. Chris Killingstad	7,650	5,865	46,986	26,225	—	—	102	86,828
Thomas Paulson	7,650	5,865	13,839	12,000	3,491	1,767	102	44,714
Thomas J. Dybsky	7,650	5,865	7,692	13,225	6,168	5,739	—	46,339
Andrew J. Eckert	7,650	5,865	8,713	12,000	6,168	5,739	102	46,237
Don B. Westman	7,650	5,865	10,707	12,000	3,491	1,767	102	41,582
____________________

(a)	In lieu of executive perquisites, we provided a cash payment. Amount also includes reimbursement by our Company for an executive medical examination for Messrs. Killingstad and Dybsky.

(b)
Travel expenses paid in connection with sales incentive trips where Messrs. Eckert, Dybsky, Paulson and Westman, and their respective spouses or guests, were expected to entertain high-performing sales representatives, distributors or contractors and their respective spouses or guests.

(c)
Amount represents the tax gross-up portion for travel expenses for the spouse or guest of each of Messrs. Eckert, Dybsky, Paulson and Westman in connection with the business incentive trips described above.

(d)	Amounts represent life insurance premiums paid by our Company.

GRANTS OF PLAN-BASED AWARDS IN 2013

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
H. Chris Killingstad	2/22/2013	2/12/2013				7,557	15,115	30,230				710,858
	2/22/2013	2/12/2013							7,557			355,406
	2/22/2013	2/12/2013								36,149	47.03	710,646
			380,610	761,220	2,000,000
Thomas Paulson	2/22/2013	2/12/2013				1,943	3,887	7,774				182,806
	2/22/2013	2/12/2013							1,944			91,426
	2/22/2013	2/12/2013								9,297	47.03	182,768
			112,359	224,717	674,152
Thomas J. Dybsky	2/22/2013	2/12/2013				1,294	2,589	5,178				121,761
	2/22/2013	2/12/2013							1,294			60,857
	2/22/2013	2/12/2013								6,191	47.03	121,708
			70,142	140,283	420,850
Andrew J. Eckert	2/22/2013	2/12/2013				1,445	2,891	5,782				135,964
	2/22/2013	2/12/2013							1,445			67,958
	2/22/2013	2/12/2013								6,914	47.03	135,921
			79,127	158,254	474,763
Don B. Westman	2/22/2013	2/12/2013				1,587	3,174	6,348				148,273
	2/22/2013	2/12/2013							1,587			74,637
	2/22/2013	2/12/2013								7,592	47.03	149,250
			86,884	173,768	521,304
____________________

(1)	The threshold amount represents a minimum performance that results in a payout equal to 50% of the target award under our 2013 Short-Term Incentive Plan.

(2)	The amount represents the target amount under our 2013 Short-Term Incentive Plan.

(3)	The maximum payout under our 2013 Short-Term Incentive Plan is 300% of target and no Named Executive may receive a payout in excess of $2 million.

(4)	The exercise price is based on the closing price on the last trading day prior to the date of grant.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
H. Chris Killingstad	106,251	—	10.08	02/27/2019
	115,583	—	24.21	02/26/2020
	26,371	13,186	40.21	02/25/2021
	12,608	25,216	43.66	02/24/2022
	—	36,149	47.03	02/22/2023
					23,634	1,602,622
							30,922 (5)	2,096,821
Thomas Paulson	10,000	—	24.995	03/23/2016
	48,592	—	10.08	02/27/2019
	30,304	—	24.21	02/26/2020
	6,914	3,457	40.21	02/25/2021
	3,243	6,485	43.66	02/24/2022
	—	9,297	47.03	02/22/2023
					6,120	414,997
							7,952 (5)	539,225
Thomas J. Dybsky	20,179	—	24.21	02/26/2020
	4,604	2,302	40.21	02/25/2021
	2,160	4,318	43.66	02/24/2022
	—	6,191	47.03	02/22/2023
					4,075	276,326
							5,296 (5)	359,122
Andrew J. Eckert	4,855	2,427	40.21	02/25/2021
	2,412	4,822	43.66	02/24/2022
	—	6,914	47.03	02/22/2023
					4,462	302,568
							6,389 (5)(6)	433,238
Don B. Westman	5,646	2,823	40.21	02/25/2021
	2,648	5,295	43.66	02/24/2022
	—	7,592	47.03	02/22/2023
					4,997	338,847
							6,494 (5)	440,358
____________________

(1)	Stock options granted with a ten-year term become exercisable in 33.33% increments on each annual anniversary of the date of the grant.

(2)	Options vest in 33.33% increments on each annual anniversary of the date of the 2/25/2011, 2/24/2012 and 2/22/2013 grant dates.

(3)
Restricted stock awards granted on 2/25/2011 vested 100% on 2/25/2014. Restricted stock awards granted on 2/24/2012 will vest 100% on 2/24/2015. Restricted stock awards granted on 2/22/2013 will vest 100% on 2/22/2016.

(4)	The 2013 LTIP awards are reflected at target.

(5)
2011 LTIP award vested at target (100%) on 12/31/2013; however, a portion of the payout cannot be determined any earlier than April 2014. It is currently estimated that our three-year ROIC ranking relative to the Peer Group will result in a total payout of at least 150% of target. The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing the amount of the payout to each Named Executive when such amounts are determined. The 2012 LTIP will vest on 12/31/2014 and the 2013 LTIP will vest on 12/31/2015 if the specified performance conditions are met.

(6)	Includes 2010 STIP DSU 20% premium award of 475 units granted on 2/25/2011 that vested on 2/25/2014.
OPTION EXERCISES AND STOCK VESTED IN 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
H. Chris Killingstad	139,429	5,340,173	26,230	1,560,418
Thomas Paulson	—	—	6,878	409,166
Thomas J. Dybsky	71,113	2,718,067	4,580	272,460
Andrew J. Eckert	47,241	1,404,206	4,558	274,876
Don B. Westman	48,562	1,711,903	5,616	334,100
Tennant Company Pension Plan
The Tennant Company Pension Plan provides fixed retirement benefits for certain employees of our Company. The Plan is open to employees hired on or before December 31, 2000, who met the Plan’s participation requirements on or before that date and who elected to remain in the Plan after December 31, 2000. No employees hired on or after January 1, 2001, are eligible to participate in this plan. The Tennant Netherlands Pension Plan is still open for new enrollment.
Under our Pension Plan, the normal monthly retirement benefit is calculated as the participants’ years of credited service up to 30 years, times the difference between (a) 1.4% of the participants’ Final Average Monthly Earnings and (b) the lesser of .609% of the participants’ Final Average Monthly Earnings, 1/12 of the participants’ Final Average Compensation, or 1/12 of Social Security Covered Compensation. Participants may retire with an unreduced benefit at age 65, or, if earlier, when the sum of their age and service is equal to or greater than 85. Optional forms of benefit may be elected that are actuarially equivalent to the normal form of benefit. Currently under ERISA, as amended, the maximum annual amount that can be paid during 2013 to any individual is $245,000. Amounts in excess of that maximum as well as amounts based on compensation that are excluded from the Plan formula by ERISA or the terms of the Plan are covered under the Tennant Company Excess Benefit Plan.
Tennant Company Excess Benefit Plan
The Tennant Company Excess Benefit Plan is a component of the Tennant Company Executive Deferred Compensation Plan that provides additional retirement benefits for selected highly compensated employees participating in the Tennant Company Pension Plan. Employees participating in the Excess Benefit Plan will receive a retirement benefit equal to the additional benefits which would have been provided under our Pension Plan if (a) the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code were not applicable, and (b) management bonuses were included in certified earnings, and (c) compensation deferred under the terms of our Executive Deferred Compensation Plan were included in certified earnings for the plan year in which such amounts would have been paid in the absence of the deferral.

PENSION BENEFITS FOR 2013

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
H. Chris Killingstad	Tennant Pension Plan	—	—
	Tennant Executive Deferred Compensation Plan	—	—
Thomas Paulson	Tennant Pension Plan	—	—
	Tennant Executive Deferred Compensation Plan	—	—
Thomas J. Dybsky	Tennant Pension Plan(1)	15.25	542,356
	Tennant Executive Deferred Compensation Plan(2)	15.25	462,966
Andrew J. Eckert	Tennant Pension Plan	—	—
	Tennant Executive Deferred Compensation Plan	—	—
Don B. Westman	Tennant Pension Plan	—	—
	Tennant Executive Deferred Compensation Plan	—	—
____________________

(1)
The present value as of December 31, 2013, was calculated by discounting the accrued benefit payable at normal retirement age using a 4.65% discount rate for our Pension Plan benefit, and 4.30% for our Excess Benefit Plan, and the RP-2000 Combined Health Mortality Table for males and females, with generational mortality projected using Scale AA.

(2)	Defined Benefit portion of our Non-qualified Deferred Compensation Plan. These amounts are not included in the Non-qualified Deferred Compensation Table.

Non-Qualified Deferred Compensation for 2013
Two elements of Total Compensation may be deferred: base salary and STIP payouts. Our Named Executives may elect to defer 0-25% of their base salary and 0-100% of their STIP payout.
The interest rate for 2013 Non-Qualified Deferred Compensation was 2.83%. This rate is based on the ten-year Treasury bond rate as of December 13, 2012, of 1.83% plus one percent.
NON-QUALIFIED DEFERRED COMPENSATION IN 2013

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)(3)
H. Chris Killingstad	—	46,986	13,331	525,304
Thomas Paulson	—	13,839	2,937	119,235
Thomas J. Dybsky	—	7,692	112,740(4)	690,774
Andrew J. Eckert	—	8,713	3,906	278,479
Don B. Westman	173,768(1)	10,707	54,116	2,120,604(5)
____________________

(1)	Amount represents 25% of Mr. Westman's 2013 base salary and 100% of his 2013 STIP.

(2)	Also included in the All Other Compensation column of the Summary Compensation Table.

(3)
In addition to amounts reported in the Summary Compensation Table for 2013, as reflected in Footnote 1 above, the following amounts were reported as compensation for our Named Executives in the Summary Compensation Table for prior years: (a) Mr. Killingstad: in 2006, $76 of Non-Qualified Deferred Compensation Earnings and $35,583 of All Other Compensation; in 2007, $51,577 of All Other Compensation; in 2008, $35,076 of All Other Compensation; in 2009, $21,982 of All Other Compensation; in 2010, $79,264 of All Other Compensation; in 2011, $89,422 of All Other Compensation; and in 2012, $59,506 of All Other Compensation; (b) Mr. Paulson: in 2006, $181 of All Other Compensation; in 2007, $8,791 of All Other Compensation; in 2008, $12,314 of All Other Compensation; in 2009, $6,303 of All Other Compensation; in 2010, $23,397 of All Other Compensation; in 2011, $26,580 of All Other Compensation; and in 2012, $17,484 of All Other Compensation; (c) Mr. Dybsky: in 2006, $208 of Non-Qualified Deferred Compensation Earnings and $12,219 of All Other Compensation; in 2007, $19,390 of All Other Compensation; in 2008, $7,340 of All Other Compensation; in 2009, $2,720 of All Other Compensation; in 2010, $13,356 of All Other Compensation; in 2011, $15,437 of All Other Compensation; and in 2012, $9,940 of All Other Compensation; (d) Mr. Eckert: in 2011, $15,108 of All Other Compensation; and in 2012, $10,795 of All Other Compensation; Mr. Eckert was not a Named Executive in years prior to 2011; and (e) Mr. Westman: in 2007, $30,000 of Salary, $145,281 of Non-Equity Incentive Plan Compensation and $2,640 of All Other Compensation; in 2008, $46,272 of Salary and $11,188 of All Other Compensation; in 2009, $64,488 of Salary, $226,369 of Non-Equity Incentive Plan Compensation and $8,729 of All Other Compensation; in 2010, $79,224 of Salary, $68,320 of Stock Awards, $245,588 of Non-Equity Incentive Plan Compensation and $18,336 of All Other Compensation; in 2011, $81,974 of Salary, $164,647 of Non-Equity Incentive Plan Compensation and $20,497 of All Other Compensation; and in 2012, $84,413 of Salary, $109,480 of Non-Equity Incentive Plan Compensation, $124,027 of Stock Awards (settled in cash) and $13,498 of All Other Compensation.

(4)	Includes deferred stock units that will be settled in Common Stock.

(5)	Includes $119,562 of Stock Awards (settled in cash) which was reported on a Form 8-K filed by the Company on April 25, 2013.

Potential Payments upon Termination or Change in Control
We are a party to agreements with our executive officers that together establish the terms of the employment relationship between us and the executive, the terms under which that relationship may be ended, and the rights and obligations of the parties after the employment relationship ends. Collectively these agreements are referred to as the “Executive Agreements” and consist of an Executive Employment Agreement and a Management Agreement. The Executive Agreements for executive officers paid in the United States were modified in 2008 in response to new interpretations and requirements under Sections 162(m) and 409A of the Internal Revenue Code. The Management Agreements were reviewed in 2011 and the Committee approved certain modification to the terms of the Management Agreements that are described below and which became effective on January 1, 2012. Except as noted below, none of the revisions were intended to materially increase the level of benefit collectively provided to each executive or to materially change the events triggering payment of the benefits.
The Executive Agreements address various termination of employment scenarios, including an executive’s involuntary termination without cause, an executive’s voluntary termination for good reason, and an executive’s death or disability. No severance payments are made to executive officers who are terminated for cause. An executive agrees under the Executive Agreements not to compete with us during employment or for a period of 12 months after employment ends, not to disclose our confidential information during or after employment for as long as the information retains its confidential nature, and not to solicit our employees or customers for a period of 12 months after employment ends. Severance payments as described below under the Executive Agreements are conditioned on an executive remaining in compliance with these requirements, including an obligation to inform us of any potentially competitive activities during the 12-month post-employment period, and signing a release of claims in favor of the Company. The Executive Agreements also provide that severance payments under those agreements will be reduced by the amount of any other severance compensation an executive is eligible to receive from us under any other agreement or plan of ours providing compensation in the event of involuntary termination.
As described below, our equity-based incentive plans and the award agreements under those plans also call for compensation to be provided under certain circumstances in connection with an executive officer’s termination of employment or a change in control of our Company.
Executive Employment Agreement
The Executive Employment Agreement describes the rights and obligations of our Company and the executive in connection with the executive’s separation from employment in situations other than following or in connection with a change in control. Under the Executive Employment Agreement:

•	Upon any termination of employment, an executive will receive any earned but unpaid base salary and STIP payments for the preceding year.

•	Upon a termination due to death or disability, an executive (or beneficiary) will also receive base salary through the last day of the calendar month in which the termination occurs.

•
Upon termination by us without cause or by the executive for good reason, the executive is entitled to receive (i) an amount equal to one year’s base salary, (ii) an amount equal to a pro-rata portion of the award that would have been payable to the executive under the STIP for the year of termination had the executive been employed for the full year, based on the actual performance of objectives, with such amount before proration not to exceed an award based on target performance, and (iii) lump sum cash payment equal to 18 times our Company’s portion of the monthly premiums for group medical/dental coverage and group life insurance coverage.

•
The timing of the payment of the foregoing amounts is as follows: The executive is paid his or her base salary in accordance with our regular payroll practices for a period of 12 consecutive months following the date of termination. If the payment of base salary exceeds the amount that would cause it to be considered a deferral of compensation under Section 409A of the Internal Revenue Code, the excess will be paid in a lump sum within 2½ months of the termination date. The executive’s STIP payment is made at the normal payment date, but in no event later than 2½ months after the end of the STIP plan year. The medical, dental and group life insurance contributions will be paid for a period of up to 12 months after the termination date, unless the executive is no longer eligible for COBRA continuation coverage or fails to timely pay the employee portion of such premiums.
For purposes of the Executive Employment Agreement, “cause” means (i) executive’s material breach of the agreement that is not remedied within 30 days after receiving written notice from us, (ii) an executive’s dishonest act(s) intended to result in gain or personal enrichment at our expense, (iii) an executive’s persistent, willful and deliberate failure to perform his or her duties that constitutes gross neglect and is not remedied within 90 days of receipt of written notice from us, or (iv) an executive’s indictment or conviction for a felony if the underlying acts are substantially detrimental to us or our reputation.
For purposes of the Executive Employment Agreement, “good reason” means the occurrence of the following without executive’s consent: (i) our material breach of the agreement, or (ii) a material diminution in the executive’s authority, duties or responsibilities other than for cause or on account of disability; provided that in either case the executive gives us notice within 90 days of the first occurrence of the condition and we fail to remedy it within 30 days after receipt of written notice.
Management Agreement
Recognizing the need to retain executive officers in our business if there is a possible change in control, and in order to facilitate an orderly transition in the event of an actual change in control, the Management Agreement provides for severance compensation if an executive is terminated under certain circumstances after or in connection with a change in control. Under the Management Agreement:

•
If within three years of a change in control an executive is involuntarily terminated without cause or terminates his or her employment for good reason, then change in control severance compensation consists of (i) an amount equal to three times the executive’s annual compensation, (ii) a pro-rata payment of the executive’s STIP award for the year of termination, assuming all performance targets had been met, and (iii) an amount equal to 18 times the Company’s portion of the monthly premium cost (as of the termination date) for group medical, dental and basic life insurance coverage, to the extent executive was covered by such plans on the termination date (pursuant to the revisions effective January 1, 2012, this cash payment is in lieu of Company-subsidized benefits continuation during the COBRA continuation period). The payments will be made in a lump sum within 2½ months after the termination date.

•
If an executive is involuntarily terminated or terminates his or her employment for good reason prior to an event that would otherwise constitute a change in control, such termination is in connection with or in anticipation of a change in control, and a change in control ultimately occurs, then change in control severance compensation will be payable consistent with the first bullet point above, except that the severance pay will be paid within 2½ months after the change in control.

•	If an executive’s employment is terminated due to death or disability, the executive (or beneficiary) will receive base salary paid through the end of the month in which termination occurs.
Pursuant to the revisions effective January 1, 2012, our Company no longer pays severance compensation if the executive voluntarily terminates employment without good reason during the 13th month after a change in control.
For purposes of the Management Agreement, “cause” is defined more narrowly than under the Executive Employment Agreement, and means (i) an executive’s persistent, willful and deliberate failure to perform his or her duties that constitutes gross neglect and is not remedied within 90 days of receipt of written notice from us, or (ii) an executive’s indictment or conviction for a felony if the underlying acts are substantially detrimental to us or our reputation.
For purposes of the Management Agreement, “good reason” is defined more broadly than under the Executive Employment Agreement, and includes the following in addition to the factors cited in the Executive Employment Agreement: (i) the executive’s duties, responsibilities, or authority are materially diminished as compared to his or her duties, responsibilities, or authority before the change in control, for reasons other than cause or disability, including but not limited to a material reduction in executive’s budget authority or number of direct reports or executive’s removal from any position or office held; (ii) a material reduction in executive’s base salary or target incentive opportunity; (iii) a material reduction in the authority, duties, or responsibilities of the person to whom executive reports; (iv) we fail to obtain assumption of the Management Agreement by any successor; (v) we require the executive to relocate to any place other than a location within 25 miles of the location at which the executive performed duties immediately prior to the change in control; or (vi) we require that the executive travel on Company business to a substantially greater degree than required immediately prior to the change in control. For good reason to exist, the executive must give us notice within 90 days of the first occurrence of the good reason condition, we must fail to remedy it within 30 days after receipt of written notice and the executive must resign within six months following the date the executive provided written notice. Pursuant to the revisions effective January 1, 2012, the good reason definition was expanded and clarified, based on peer company data provided by the compensation consultant, and the notice and remedy periods for the Management Agreement and the Executive Employment Agreement are the same.
For purposes of the Management Agreement, “annual compensation” means (i) the executive’s highest annual base salary rate, as established by our Company, in effect during the term of the Management Agreement, plus (ii) the higher of (a) the executive’s target short-term incentive plan award for the plan year that includes the termination date or (b) the average short-term incentive plan award payable to the executive by our Company for the three full plan year period ending immediately prior to the plan year that includes the termination date (or the entire period that executive participated in the short-term incentive plan, if less than three full plan years). For this purpose, annual compensation is calculated prior to any deductions for any elective deferrals the executive may have made to a deferred compensation plan of our Company. (Prior to the revisions effective January 1, 2012, annual compensation was based on an average of taxable compensation from our Company during the executive’s five taxable years preceding the change in control.)
For purposes of the Management Agreement, “change in control” means (i) 50% or more of our directors are individuals who were not appointed by our Board to fill vacancies on the Board or were not supported by our Board for election by our shareholders or, pursuant to revisions effective January 1, 2012, were elected or appointed by our Board in connection with an actual or threatened proxy contest, (ii) 35% or more of our common stock or of the voting power of our securities generally is acquired or beneficially owned by an individual, entity or group (subject to certain exceptions for certain affiliates and employee benefit plans), (iii) we consummate a merger with or into another entity, unless the voting securities of the surviving entity are more than 50% controlled by our shareholders prior to the merger and in substantially the same proportions, and no individual, entity or group beneficially owns more than 35% of the surviving entity, (iv) we consummate an exchange of our voting securities for cash, securities or other property, unless our shareholders receive in the exchange voting securities of a parent corporation that are more than 50% owned by our shareholders prior to the exchange in substantially the same proportions, and no individual, entity or group beneficially owns more than 35% of the parent corporation, (v) we consummate a sale or other disposition of all or substantially all of our assets, (vi) our shareholders approve a definitive plan to liquidate or dissolve the Company, (vii) we enter into an agreement relating to a change in control as described in clauses (i) through (v) above and such change in control occurs within two years of such agreement, or (viii) a tender or exchange offer or proxy contest is commenced that results, within two years, in a change in control described in clauses (i) or (ii) above.
Change in control severance compensation under the Management Agreement, as well as any other compensation under other plans or agreements that are contingent upon a change in control, may be reduced to the extent necessary to avoid excise taxation to the executive and non-deductibility to our Company under federal income tax laws applicable to “parachute payments.”
Our equity incentive plans allow for acceleration of stock options upon an executive’s death, disability or retirement and upon a change in control of our Company. Upon death or disability, options generally become exercisable in full, and may be exercised at any time, or from time to time, within five years of the executive’s date of death or date of termination due to disability. Upon retirement, options generally become exercisable in full and may be exercised within three months of the date of termination due to the executive’s retirement, or any such longer period as the Committee administering the plan may permit. For purposes of our equity compensation plans, “retirement” is generally defined as termination on or after age 55, provided that the executive has been employed by us or our affiliates for at least ten years, or termination of employment on or after age 62, provided, under certain plans, that the executive has given us at least six months’ prior written notice of such termination. Upon a change in control, options generally become exercisable in full, subject to our right to cash out the options by paying the spread.
The plans generally allow for a pro-rata portion of any restricted stock units to be paid out upon an executive’s death, disability or retirement. The payment is based on the extent to which achievement of performance targets were satisfied at the end of the performance period and pro-rated for length of employment within the performance period. Upon a change in control, restricted stock units will immediately vest and be paid in full.
A pro-rata share of restricted stock is generally payable upon the executive’s death, disability or retirement. The executive, or his or her successor, shall be entitled to the number of shares of restricted stock under outstanding awards, pro-rated for the portion of the term of the awards during which the executive was employed. All restrictions are lifted with respect to such pro-rated shares. Upon a change in control, restricted stock will immediately vest in full.
Assuming that a termination event or change in control occurred on December 31, 2013, the total compensation that would have been payable pursuant to the Executive Agreements, including the revisions to the Management Agreement effective January 1, 2012, to each Named Executive who was employed by us on such date is:

PAYMENTS DUE UPON TERMINATION WITHOUT CAUSE
OR TERMINATION FOR GOOD REASON

Name	Base Salary ($)	STIP ($)	Benefits ($)	Total ($)
H. Chris Killingstad	667,165	380,610	12,687	1,060,462
Thomas Paulson	377,491	112,359	12,687	502,537
Thomas J. Dybsky	314,206	70,142	12,534	396,882
Andrew J. Eckert	319,012	102,398	19,636	441,046
Don B. Westman	350,284	86,884	12,687	449,855
____________________

PAYMENTS DUE UPON TERMINATION WITHIN
THREE YEARS OF THE CHANGE IN CONTROL EVENT(1)

Name	Average Annual Compensation ($)	STIP Target ($)	Benefits ($)	Total ($)
H. Chris Killingstad	4,264,983	761,220	12,687	5,038,890
Thomas Paulson	1,808,378	224,717	12,687	2,045,782
Thomas J. Dybsky	1,364,991	140,283	12,534	1,517,808
Andrew J. Eckert	1,395,248	158,254	19,636	1,573,138
Don B. Westman	1,573,831	173,768	12,687	1,760,286
____________________

(1)
Named Executives would also have accelerated vesting of unvested restricted stock and stock options. Refer to the Additional Potential Benefits Upon Change in Control or Termination Due to Death, Disability or Retirement table directly below.

ADDITIONAL POTENTIAL BENEFITS UPON CHANGE IN CONTROL
OR TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT

Name	Value of Accelerated Equity Awards under Change in Control ($)(1)	Value of Accelerated Equity Awards upon Death, Disability or Retirement ($)(1)
H. Chris Killingstad	6,531,941	4,837,925
Thomas Paulson	1,690,074	1,254,253
Thomas J. Dybsky	1,125,441	835,214
Andrew J. Eckert	1,234,746	910,961
Don B. Westman	1,380,091	1,024,219
____________________

(1)	Amounts reflect the acceleration of restricted stock and restricted stock unit awards, as well as stock options outstanding as of December 31, 2013.
ITEM 3 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
At our 2011 Annual Meeting of Shareholders, we conducted a non-binding advisory vote regarding the frequency with which we would conduct future non-binding advisory votes on the compensation of our Named Executives, as required by Section 14A of the Exchange Act. At the meeting, shareholders expressed their preference for an annual non-binding advisory vote on executive compensation every year until the next vote with respect to frequency, which will be no later than the Company’s Annual Meeting of Shareholders in 2017, and, consistent with that preference, our Board of Directors determined that we will conduct such votes on an annual basis.
Tennant’s guiding compensation philosophy is to maintain programs that will attract, retain, motivate and reward high-caliber key executive officers who can create long-term financial success for our Company and enhance shareholder return. Our Compensation Committee bases its executive compensation decisions on the following core objectives:

•	Align executive compensation with the short-term and long-term goals of our Company and our shareholders;

•	Correlate compensation with Company performance; and

•	Provide a comprehensive compensation package that is competitive with those of similarly sized U.S. durable goods manufacturing companies.
We believe that our Company’s long-standing executive compensation programs have been effective at motivating the achievement of strong results even during challenging economic times, creating a relationship between pay and performance and aligning the interests of executive officers with those of our shareholders while discouraging risk-taking behavior that would be likely to have a material adverse effect on our Company.
Compensation actions taken in fiscal 2013 for our Named Executives featured:

•	Base salary increases consistent with entire employee population or to remain competitive within the market for the applicable level of responsibility;

•	STIP performance goals continued to be aligned with our Company’s focus on operational improvement, including incentive operating profits (dollars and as a percentage of net sales);

•	Continued the cap on STIP payout levels; and

•	Removal of ROIC peer comparison in LTIP acknowledging the Company’s presence in the top end of its peer group and in turn focusing incentive only on internal stretch goals.

Shareholders are encouraged to read the “Compensation Discussion and Analysis” and associated compensation tables for a more detailed discussion of how the Company’s compensation programs reflect our overarching compensation philosophy and objectives.
Our Company is presenting shareholders with the opportunity to submit an advisory approval on our executive compensation program for our Named Executives by voting on the following resolution:
“RESOLVED, that the shareholders of Tennant Company approve, on an advisory basis, the compensation paid to the Company’s Named Executives as disclosed in the “Compensation Discussion and Analysis” section, and compensation tables and narrative discussion contained in the “Executive Compensation Information” section in this Proxy Statement.”
This advisory approval will not be binding on our Compensation Committee or our Board. However, they will carefully consider the outcome of the vote. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote and consider them in making future decisions about executive compensation arrangements.
Our Board of Directors, upon recommendation of our Compensation Committee, recommends a vote FOR the advisory resolution approving the compensation of our Company’s Named Executives.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, as of December 31, 2013.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
Equity compensation plans approved by security holders	1,183,334	$30.42	1,643,264
Equity compensation plans not approved by security holders	—	—	—
Total	1,183,334	$30.42	1,643,264
____________________

(1)
Amount includes outstanding awards under the 1995 Stock Incentive Plan, the 1997 Non-Employee Director Stock Option Plan, the 1999 Stock Incentive Plan, the 2007 Stock Incentive Plan and the Amended 2010 Stock Incentive Plan, each as amended (the “Plans”). Amount includes shares of Common Stock that may be issued upon exercise of outstanding stock options under the Plans. Amount also includes shares of Common Stock that may be paid in cash upon exercise of outstanding stock appreciation rights under the Plans. Amount also includes shares of Common Stock that may be issued upon settlement of restricted stock units and deferred stock units (phantom stock) under the Plans. Stock appreciation rights, restricted stock units and deferred stock units may be settled in cash, stock or a combination of both. Column (a) includes the maximum number of shares that could be issued upon a complete distribution of all outstanding stock options and stock appreciation rights (877,322) and restricted stock units and deferred stock units (306,012).

(2)	Column (b) includes the weighted-average exercise price for outstanding stock options and stock appreciation rights.

OTHER INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of March 3, 2014, information regarding beneficial ownership (including shares subject to options and other convertible securities that are exercisable, will become exercisable, or otherwise will be settled within 60 days of March 3, 2014) by:

•	Beneficial owners of more than 5% of our Common Stock;

•	Ownership by directors and director nominees;

•	Ownership by the Named Executives as listed in the Summary Compensation Table; and

•	Ownership by all current directors and executive officers as a group.
Except as otherwise noted, the shareholders listed have sole voting and investment powers with respect to the Common Stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock(1)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,601,568 shares in aggregate. BlackRock has sole voting power for 1,542,278 shares, shared voting power for 0 shares, sole investment authority for 1,601,568 shares and shared investment authority for 0 shares.(2)(3)	8.7%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	1,364,333 shares in aggregate. Royce & Associates has sole voting power for 1,364,333 shares, shared voting power for 0 shares, sole investment authority for 1,364,333 shares and shared investment authority for 0 shares.(2)(4)	7.4%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,316,756 shares in aggregate. Vanguard Group has sole voting power for 26,456 shares, shared voting power for 0 shares, sole investment authority for 1,290,500 shares and shared investment authority for 26,256 shares.(2)(5)	7.1%
Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	1,255,159 shares in the aggregate. Janus Capital has sole voting power for 1,255,159 shares, shared voting power for 0 shares, sole investment authority for 1,255,159 shares and shared investment authority for 0 shares.(2)(6)	6.8%
Neuberger Berman Group LLC 605 Third Avenue New York, NY 10158	1,085,355 shares in aggregate. Neuberger Berman has sole voting power for 0 shares, shared voting power for 1,082,655 shares, sole investment authority for 0 shares and shared investment authority for 1,085,355 shares.(2)(7)	5.9%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock(1)
Vanguard Fiduciary Trust Company 500 Admiral Nelson Blvd. Malvern, PA 19355	1,017,835 shares in aggregate. Vanguard Fiduciary has sole voting power for 0 shares, shared voting power for 1,017,835 shares, sole investment authority for 0 shares and shared investment authority for 1,017,835 shares.(2)(8)	5.5%
H. Chris Killingstad	418,861 shares(9)(10)	2.2%
Thomas Paulson	129,389 shares(9)(11)	*
Thomas J. Dybsky	41,765 shares(9)(12)	*
Andrew J. Eckert	29,743 shares(13)	*
Don B. Westman	34,668 shares(9)(14)	*
Azita Arvani	2,890 shares(15)	*
William F. Austen	24,182 shares(16)	*
Carol S. Eicher	16,060 shares(17)	*
James T. Hale	46,891 shares(18)	*
David Mathieson	29,955 shares(19)	*
Donal L. Mulligan	11,391 shares(20)	*
Stephen G. Shank	50,405 shares(21)	*
Steven A. Sonnenberg	26,418 shares(22)	*
David S. Wichmann	12,539 shares(23)	*
All directors and executive officers as a group (17 persons)	957,423 shares(9)(24)	5.0%
_____________________

(1)	An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of the total.

(2)
The information set forth above as to the Amount and Nature of Beneficial Ownership is based upon Schedule 13G statements filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 2013.

(3)
Blackrock, Inc., the parent holding company, reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our Common Stock. No one person’s interest in our Common Stock is more than 5% of the total outstanding shares of Common Stock.

(4)
Includes various accounts managed by Royce & Associates, LLC, which have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the Company.

(5)
The 26,456 shares over which The Vanguard Group has sole voting power and 26,256 shares over which it has shared dispositive power are beneficially owned by Vanguard Fiduciary Trust Company, its wholly-owned subsidiary, as the investment manager of collective trust accounts for which it directs the voting of the shares.

(6)
Janus Capital Management LLC (“Janus Capital”) reports that it has a direct 96.74% ownership stake in INTECH Investment Management (“INTECH”) and a direct 99.61% ownership stake in Perkins Investment Management LLC (“Perkins”). Due to the above ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes of the Schedule 13G filing. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively, the “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 1,255,159 shares held by the Managed Portfolios. However, Janus

Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

(7)
Neuberger Berman Group LLC is affiliated with Neuberger Berman LLC and Neuberger Berman Management LLC, each of which serves as a sub-adviser and investment manager, respectively, of Neuberger Berman Group LLC's various registered mutual funds which hold such shares. Of the shares listed in the table, Neuberger Berman Group LLC and Neuberger Berman LLC each have sole voting power for 0 shares, shared voting power for 1,082,655 shares, sole investment authority for 0 shares and shared investment authority for 1,085,355 shares; and Neuberger Berman Management LLC has sole voting power for 0 shares, shared voting power for 953,535 shares, sole investment authority for 0 shares and shared investment authority for 953,535 shares.

(8)
This number includes shares held in trust with Vanguard Fiduciary Trust as of December 31, 2013, for the benefit of employees in certain of the Company’s employee benefit plans, all of which have been allocated to plan participants. The plan trustee votes shares allocated to participant accounts as directed by participants. Shares held by the trustee on behalf of the plans as to which participants have made no timely voting directions are voted by the plan trustee in the same proportions as shares for which directions are received. Shares held by the trustee on behalf of the plans may be disposed of by the plans or the trustee only in accordance with the terms of the plans. For tender decisions, if no instruction is received from a participant, the shares will not be tendered.

(9)	Includes shares allocated to the individual or group under the Tennant Profit Sharing and ESOP Plan.

(10)
Includes 298,657 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Killingstad. Also includes 16,346 performance-based restricted stock units from the 2011 LTIP award that vested at target (100%) on December 31, 2013, but will not be paid out until April 2014.

(11)
Includes 108,851 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Paulson. Also includes 4,286 performance-based restricted stock units from the 2011 LTIP award that vested at target (100%) on December 31, 2013, but will not be paid out until April 2014.

(12)
Includes 33,468 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Dybsky. Also includes 2,854 performance-based restricted stock units from the 2011 LTIP award that vested at target (100%) on December 31, 2013, but will not be paid out until April 2014.

(13)
Includes 14,410 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Eckert. Also includes 3,009 performance-based restricted stock units from the 2011 LTIP award that vested at target (100%) on December 31, 2013, but will not be paid out until April 2014.

(14)
Includes 16,295 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Westman. Also includes 3,500 performance-based restricted stock units from the 2011 LTIP award that vested at target (100%) on December 31, 2013, but will not be paid out until April 2014. In addition, includes an aggregate of 7,783 shares held in Mr. Westman's or his spouse's trusts.

(15)	Includes 1,245 shares covered by currently exercisable options or options exercisable within 60 days, granted to Ms. Arvani.

(16)	Includes 12,905 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Austen.

(17)	Includes 9,864 shares covered by currently exercisable options or options exercisable within 60 days, granted to Ms. Eicher.

(18)	Includes 14,467 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Hale. Also includes 2,735 shares held in Mr. Hale's trust.

(19)	Includes 13,481 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Mathieson.

(20)	Includes 7,196 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Mulligan.

(21)	Includes 16,467 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Shank.

(22)	Includes 15,951 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Sonnenberg.

(23)	Includes 7,852 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Wichmann.

(24)
Includes 618,188 shares covered by currently exercisable options or options exercisable within 60 days, granted to executive officers (including Named Executives) and directors of our Company. Also includes 37,204 performance-based restricted stock units of the executive officers (including Named Executives) of our Company from the 2011 LTIP award that vested at target (100%) on December 31, 2013, but will not be paid out until April 2014. In addition, includes 10,518 shares held in various trusts of the Named Executives or directors of our Company.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of these forms furnished to us, and written representations from the directors and executive officers, all Section 16(a) filing requirements were met for the year ended December 31, 2013, except for Mr. Eckert who had a late Form 4 filing due to not timely receiving information from a third-party vendor with respect to an asset reallocation in Mr. Eckert’s Retirement Savings Plan account that resulted in a sale of shares from his account and Mr. Westman who had four late Form 5 filings reporting transfers of shares from Mr. Westman into his spouse’s trust account on two dates in 2008 and one date in each of 2009, 2010 and 2012.
Related-Person Transaction Approval Policy
In February 2007, our Board adopted a written related-person transaction approval policy, which sets forth our Company’s policies and procedures for the review, approval or ratification of certain related-person transactions. Our policy applies to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our Company or an executive is a participant and in which a related person has a direct or indirect interest, but exempts the following:

•
Payment of compensation by our Company to a related person for the related person’s service to our Company in the capacity or capacities that give rise to the person’s status as a “related person” (provided such compensation was approved by the Board or a Committee of the Board, if such approval was required);

•	Transactions available to all employees or all shareholders of our Company on the same terms; and

•	Transactions which, when aggregated with the amount of all other transactions between the related person and our Company, involve less than $120,000 in a fiscal year.
Our Board must approve any related-person transaction subject to this policy before commencement of the related-person transaction or, if the transaction is not identified prior to its commencement, the transaction must be submitted to our Board for ratification. The Board will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related-person transaction:

•	Whether the terms are fair to our Company;

•	Whether the transaction is material to our Company;

•	The role the related person has played in arranging the related-person transaction;

•	The structure of the related-person transaction; and

•	The interests of all related persons in the related-person transaction.

Our Board may, in its sole discretion, approve or deny any related-person transaction. Approval of a related-person transaction may be conditioned upon our Company and the related person taking such precautionary actions as our Board deems appropriate.
Political Contribution Policy
In December 2012, upon recommendation of the Governance Committee, our Board adopted a written Political Contributions and Public Policy Activities policy, which provides that:

•	the Company and its subsidiaries abide by laws governing Political Contributions and related activities;

•	the Company generally will not make direct Political Contributions;

•	if the Company wants to make direct Political Contributions, it must get advance approval from the Governance Committee; and

•	employees are forbidden from using Company property for political or public policy activities.
The policy is not intended to prohibit the Company from participating in trade associations, professional societies, industry groups and other tax-exempt organizations that represent the industries and business communities in which the Company operates.
Shareholder Proposals
Shareholder proposals intended to be presented at the 2015 Annual Meeting should be sent to our Corporate Secretary at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, MN 55440-1452. Proposals must be received on or before November 10, 2014, to be eligible for inclusion in our Proxy Statement and form of Proxy relating to that meeting.
Shareholder proposals intended to be presented at the 2015 Annual Meeting, but not intended to be included in the Proxy Statement or form of Proxy for the meeting, must be received on or before January 23, 2015. Proxies solicited by our Board for that Annual Meeting will authorize the named Proxies on the Proxy Card to use their discretion in voting the Proxies when any such proposals are presented at the meeting.
See Director Nomination Process for information and requirements on how to nominate a director or recommend a potential director candidate for consideration by our Governance Committee.

TENNANT COMPANY ANNUAL MEETING OF SHAREHOLDERS 10:30 a.m. CDT Wednesday, April 23, 2014 Golden Valley Country Club 7001 Golden Valley Road Golden Valley, MN 55427

Driving Directions:

FROM THE WEST:
Highway 55 East to Winnetka Avenue (stoplight). Left on Winnetka to Golden Valley Road. Right on Golden Valley Road for approximately one mile. Entrance to clubhouse on the right, just after the railroad tracks.

FROM THE EAST:
Downtown
Interstate 394 West to Highway 100 North. 100 North to Highway 55 West. 55 West to Douglas Drive (stoplight). Right on Douglas Drive to Golden Valley Road (2nd light). Left on Golden Valley Road approximately 1/3 mile. Entrance to clubhouse on the left, before the railroad tracks.

FROM THE SOUTH:
Interstate 494 West to Highway 100 North. 100 North to Highway 55 West. 55 West to Douglas Drive (stoplight). Right on Douglas Drive to Golden Valley Road (2nd light). Left on Golden Valley Road approximately 1/3 mile. Entrance to clubhouse on the left, before the railroad tracks.

FROM THE NORTH:
Highway 100 South to Highway 55 West. 55 West to Douglas Drive (stoplight). Right on Douglas Drive to Golden Valley Road (2nd light). Left on Golden Valley Road approximately 1/3 mile. Entrance to clubhouse on the left, before the railroad tracks.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

TENNANT COMPANY
ANNUAL MEETING OF SHAREHOLDERS
APRIL 23, 2014, 10:30 A.M.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. Chris Killingstad and Heidi M. Wilson, and each of them, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them or either of them to represent and to vote, as designated herein, all the shares of Common Stock of Tennant Company (the “Company”) held of record by the undersigned on February 24, 2014, at the Annual Meeting of Shareholders to be held on April 23, 2014, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

This Proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Tennant Company Retirement Savings Plan (090984) (“Plan”). This Proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by April 20, 2014, the undersigned will be treated as directing the Plan’s Trustee to vote the shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

THESE INSTRUCTIONS, WHEN PROPERLY EXECUTED, WILL BE FOLLOWED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side. See reverse for voting.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 22, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Tennant Company in mailing proxy materials, you can consent to receiving all shareholder communications, including future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 22, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TENNANT COMPANY 701 NORTH LILAC DRIVE P.O. BOX 1452 MINNEAPOLIS, MN 55440-1452
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TENNANT COMPANY
The Board of Directors recommends a vote FOR all nominees listed.
Vote On Directors

	1.	Election of Directors Nominees:			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominees(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		01)	Carol S. Eicher
		02)	David Mathieson
		03)	Donal L. Mulligan
		04)	Stephen G. Shank
If elected, Ms. Eicher and Messrs. Mathieson, Mulligan and Shank will serve for a term of three years.

Vote On Proposals
The Board of Directors recommends you vote FOR the following proposals:
							For	Against	Abstain
2.	Ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014.						☐	☐	☐

3.	Advisory approval of executive compensation.						☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)				Date	Signature (Joint Owners)			Date